UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

MANNKIND CORPORATION

(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2025 Meeting of Stockholders and Proxy Statement life more humann.®

MANNKIND CORPORATION 1 Casper Street, Danbury, Connecticut 06810 (818) 661-5000

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

To Be Held On Wednesday, May 14, 2025

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MannKind Corporation, a Delaware corporation (“MannKind”). The meeting will be held live via the Internet on Wednesday, May 14, 2025 at 9:30 a.m. U.S. Pacific Time. To attend, please visit www.virtualshareholdermeeting.com/MNKD2025. You will not be able to attend the Annual Meeting in person. The Annual Meeting will consider the following matters:

1.
To elect the nine nominees named herein as directors to serve for the ensuing year and until their successors are elected;
2.
To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;
3.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2025; and
4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is March 17, 2025. Only stockholders of record on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

David B. Thomson
Executive Vice President, General Counsel and Secretary

Danbury, Connecticut

April 1, 2025

You are cordially invited to attend the meeting via the Internet. Whether or not you expect to attend the meeting, please vote by proxy pursuant to the instructions set forth herein as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote live if you attend the meeting via the Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Proxy Statement

MANNKIND CORPORATION

1 Casper Street

Danbury, Connecticut 06810

(818) 661-5000

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 14, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of MannKind Corporation (sometimes referred to as “we,” “us,” the “Company” or “MannKind”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. This year’s Annual Meeting will be held entirely via the Internet. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting via the Internet to vote your shares. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

The Notice will be mailed on April 4, 2025 to our stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, ten days after mailing the first Notice.

Why are we holding a virtual Annual Meeting?

In recent years we have implemented a virtual format for our Annual Meeting, which is conducted via live audio webcast and online stockholder tools. Our experience has been that a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the Annual Meeting, we are able to answer questions submitted during the Annual Meeting and address those asked in advance, to the extent relevant to the business of the Annual Meeting. We do not intend to post questions received during the Annual Meeting on our website.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 17, 2025 (the “record date”) will be entitled to vote at the Annual Meeting. On this record date, there were 303,845,383 shares of common stock outstanding and entitled to vote. A list of MannKind's stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our principal executive office located at 1 Casper Street, Danbury, Connecticut 06810. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (818) 661-5000 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the record date your shares were registered directly in your name with MannKind’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote live at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

Management is presenting the following three proposals for stockholder vote:

Proposal 1. Election of Nine Directors

The first proposal to be voted on is the election of our nine nominees named herein as directors for a one-year term ending at our 2026 Annual Meeting of Stockholders. The Board has nominated these nine people as directors. You may find information about these nominees, as well as information about MannKind’s Board of Directors and its committees, director compensation and other related matters beginning on page 7.

You may vote “For” all the nominees, “Withhold” your votes as to all nominees or “Withhold” your votes as to specific nominees.

The Board of Directors unanimously recommends a vote FOR all the director nominees named in Proposal 1.

Proposal 2. Advisory Vote on Executive Compensation

The second proposal to be voted on is an advisory vote regarding the compensation of the Company’s named executive officers as described in this proxy statement, including the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. You may find information about this proposal beginning on page 20.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

Proposal 3. Ratification of Selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

The third proposal to be voted on is the ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. It is expected that representatives of Deloitte & Touche LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions. You may find information about this proposal beginning on page 22.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 3.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote live at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote live if you have already voted by proxy.

•
To vote live, attend the Annual Meeting and follow the instructions for voting. To attend the meeting, please visit www.virtualshareholdermeeting.com/MNKD2025. You will be asked to provide the control number from the Notice.
•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. Your signed proxy card must be received by 11:59 PM U.S. Eastern time on May 13, 2025 to be counted.
•
To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 PM U.S. Eastern time on May 13, 2025 to be counted.
•
To vote through the Internet in advance of the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 PM U.S. Eastern time on May 13, 2025 to be counted.

Voting at the Annual Meeting and Internet proxy voting have procedures designed to ensure the authenticity and correctness of your vote or voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from MannKind. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote live at the Annual Meeting, follow the instructions after logging into the meeting website.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date.

What if I return a proxy card or otherwise vote by proxy but do not make specific choices?

If you voted by proxy without marking any voting selections, your shares will be voted “For” the election of each of the nine nominees for director listed in Proposal 1, “For” the advisory vote on executive compensation as provided in Proposal 2, and “For” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 as provided in Proposal 3. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.

In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each Notice to ensure that all of your shares are voted. Similarly, if you are a stockholder of record and you receive more than one Notice, your shares are registered in more than one name. Please follow the voting instructions with respect to each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•
You may send a written notice that you are revoking your proxy to MannKind’s Corporate Secretary at 1 Casper Street, Danbury, Connecticut 06810.
•
You may grant another proxy by telephone or through the Internet.
•
You may submit another properly completed proxy card with a later date.
•
You may attend the Annual Meeting and vote live. Simply attending the Annual Meeting will not, by itself, revoke your proxy or vote your shares.

Your most current proxy, whether submitted by proxy card, telephone or Internet, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to other proposals, “For” and “Against” votes, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, except with respect to the election of directors, and will have the same effect as “Against” votes. Broker non-votes, if any, will have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name (shares are held by your broker as your nominee), the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals, election of directors (even if not contested) and executive compensation, including stockholder advisory votes on executive compensation. Proposals 1 and 2, regarding the election of directors and the advisory vote regarding executive compensation, respectively, are non-routine matters. Proposal 3 to ratify Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter.

How many votes are needed to approve each proposal?

For the election of directors, the nine nominees receiving the most “For” votes (among votes properly cast live at the Annual Meeting or by proxy) will be elected. Only votes “For” will affect the outcome. Only the nine nominees named herein have been properly nominated for election as directors.

Proposals 2 and 3 regarding approval, on an advisory basis, of the compensation of the Company’s named executive officers and ratification of the Audit Committee’s selection of the independent registered public accounting firm, respectively, must receive a “For” vote from the majority of shares present and entitled to vote generally on the subject matter either live at the Annual Meeting or by proxy in order to be approved. If you abstain from voting on either of these proposals, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 303,845,383 shares outstanding and entitled to vote. Thus, 151,922,692 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote live at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file no later than four business days following the date of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K on or before such date, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in MannKind’s proxy material for next year’s annual meeting, your proposal must be submitted in writing by December 5, 2025 to Attn: Corporate Secretary, MannKind Corporation, 1 Casper Street, Danbury, Connecticut 06810. If you wish to submit a proposal (including a director nomination) that is not to be included in MannKind’s proxy materials, you must do so not earlier than January 14, 2026 and not later than February 13, 2026. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

FORWARD-LOOKING STATEMENTS

These proxy materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. These statements may include, but are not limited to, statements regarding: our expectations and intentions regarding our future corporate governance practices and policies and board structure; our plans and expectations regarding our compensation practices, principles and philosophies; and the potential of our products and product candidates. These statements are based on our current expectations and involve risks and uncertainties. No forward-looking statement can be guaranteed and actual results may differ materially from those stated or implied by forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, except as required under applicable law. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, particularly those mentioned under the “Risk Factors” heading of our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025.

Proposal 1

ELECTION OF DIRECTORS

Our Board currently consists of nine directors. There are nine nominees for director this year, all of whom were nominated by our Board, consisting of our incumbent directors. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s earlier death, resignation or removal. All nominees listed below are currently our directors and were previously elected by our stockholders at the 2024 Annual Meeting of Stockholders, except for Mr. Binder who was appointed to the Board in October 2024. It is our policy that directors are invited and expected to attend annual meetings. All of our directors attended the 2024 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes properly cast at the Annual Meeting or by proxy. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by our Nominating and Corporate Governance Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

We believe that we have an accomplished slate of nominees, with diversity of thought, experience, perspective and skills beneficial to the Company. All nominees except Messrs. Castagna and Binder are independent. The average tenure of our directors is approximately 9.3 years, which includes three directors with more than a dozen years of history with the Company and four directors who joined the Board after 2019. We believe that a mix of service lengths is beneficial to the overall functioning of the Board.

NOMINEES FOR DIRECTOR

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led our Board of Directors to conclude that each nominee should serve as a member of the Board.

JAMES S. SHANNON, M.D., MRCP (UK)	Chair of the Board of Directors Member, Compensation Committee	Age: 68 Director since: 2015

The Board believes that Dr. Shannon’s business experience and his extensive experience in drug development, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership and qualify him to serve on our Board of Directors.

James S. Shannon, M.D. rejoined our Board in May 2015 after previously serving as a director from February 2010 until April 2012. Dr. Shannon was appointed Chairman of the Board of Directors in December 2020. From May 2012 until his retirement in April 2015, Dr. Shannon was the Chief Medical Officer of GSK plc. He formerly held the position of Global Head of Pharma Development at Novartis AG, based in Basel, Switzerland from 2005 until 2008. After joining Sandoz in 1994 as Head of Drug Regulatory Affairs, Dr. Shannon led the Integration Office for R&D overseeing the creation of the Novartis R&D group from those of Ciba-Geigy Ltd. and Sandoz. Following the merger, he was appointed Head of the Cardiovascular Strategic Team and subsequently became Global Head of Project and Portfolio Management before being appointed Global Head of Clinical Development and Medical Affairs in 1999, a position that he held until 2005 when he was appointed to Head Pharma Development. Between 2008 and joining GSK, Dr. Shannon served on the boards of a number of companies, including Biotie, Circassia, Crucell and Endocyte. He also sat on the board of Cerimon Pharmaceuticals where he held the position of interim Chief Executive Officer and President from January 2009 until April 2010. Dr. Shannon has also served on the boards of Immodulon Therapeutics Limited from July 2015 until December 2021 and Horizon Therapeutics from August 2017 to October 2023. He is currently Chairman of the boards of Kyowa Kirin (NA), Inc. (since July 2019) and of ProQR Therapeutics NV (since May 2024), and has served on the boards of Leyden Labs since September 2020 and Xilio Therapeutics since June 2024. He first entered the pharmaceutical industry in 1987 joining Sterling Winthrop Inc., working initially in Europe and subsequently in the USA, where he held positions of increasing responsibility in the management of research and development ultimately serving as Senior Vice-President, Clinical Development. Dr. Shannon is trained in Medicine and Cardiology. He received his undergraduate and postgraduate degrees at Queen’s University of Belfast and is a Member of the Royal College of Physicians (UK).

MICHAEL E. CASTAGNA, PHARM.D.	Director Chief Executive Officer	Age: 48 Director since: 2017

The Board believes that Mr. Castagna’s knowledge and extensive experience with commercial pharmaceutical companies, combined with his business acumen and judgment, provide our Board with valuable operational expertise and leadership and qualify him to serve on our Board of Directors.

Michael E. Castagna, Pharm.D. has served as our Chief Executive Officer and as one of our directors since May 2017. Mr. Castagna also served as our Corporate Vice President, Chief Commercial Officer from March 2016 until May 2017. From November 2012 until he joined us, Mr. Castagna was at Amgen, Inc., where he initially served as Vice President, Global Lifecycle Management and was most recently Vice President, Global Commercial Lead for Amgen’s Biosimilar Business Unit. From 2010 to 2012, he was Executive Director, Immunology, at Bristol-Myers Squibb Company (‘‘BMS’’). Before BMS, Mr. Castagna served as Vice President and Head, Biopharmaceuticals, North America, at Sandoz, a division of Novartis. Beginning in 1997, he held positions with commercial or medical affairs responsibilities at EMD (Merck) Serono, Pharmasset and DuPont Pharmaceuticals. He received his pharmacy degree from the University of the Sciences-Philadelphia College of Pharmacy, a Pharm.D. from Massachusetts College of Pharmacy & Sciences and an MBA from The Wharton School of Business at the University of Pennsylvania.

STEVEN B. BINDER	Director	Age: 62 Director since: 2024

The Board believes that Mr. Binder’s knowledge and understanding of accounting and finance, his experience as a former executive officer at MannKind and Stryker Corporation, and senior leadership roles at BMS, combined with his business acumen and judgment provide our Board with valuable accounting, financial and operational expertise and leadership and qualify him to serve on our Board of Directors.

Steven B. Binder joined our Board in October 2024 and was our Chief Financial Officer from July 2017 to April 2024. He also served as our Executive Vice President, Special Projects, from April 2024 to September 2024. Before joining us, from 2013 to 2017, Mr. Binder served as Vice President and Chief Financial Officer of the International Group of Stryker Corporation, a leading global medical technology company, based in Singapore. Prior to Stryker, Mr. Binder served in a series of senior leadership roles at BMS. His last four positions at BMS were Vice President, Finance roles over different geographic operating units: United States from 2012 to 2013, Europe from 2008 to 2011, AsiaPacific from 2005 to 2007, and Japan from 2003 to 2005. Prior to his international experience, Mr. Binder served in three senior leadership roles for Oncology Therapeutics Network, a U.S.-based independent subsidiary of BMS: Vice President, Strategic Development from 2001 to 2003, Vice President, Customer Operations from 2000 to 2001, and Chief Financial Officer from 1997 to 2000. Before Oncology Therapeutics Network, Mr. Binder progressed through three finance and accounting roles for BMS Worldwide Medicines Group after joining the company in 1992. Before BMS, he worked for Deloitte & Touche LLP in a series of auditing roles with increasing responsibility over an eight-year period beginning in 1984. Mr. Binder received a B.S. degree in Accounting and Business Administration from Muhlenberg College and is a Certified Public Accountant.

RONALD J. CONSIGLIO	Director Chair, Audit Committee Member, Nominating and Corporate Governance Committee	Age: 81 Director since: 2003

The Board believes that Mr. Consiglio’s knowledge and understanding of accounting and finance, his experience as a board member and executive officer at financial services firms, combined with his business acumen and judgment provide our Board with valuable accounting, financial and operational expertise and leadership and qualify him to serve on our Board of Directors. Mr. Consiglio meets the requirements of an SEC designated Audit Committee Financial Expert.

Ronald J. Consiglio has been one of our directors since October 2003. Since 1999, Mr. Consiglio has been the Managing Director of Synergy Trading, a securities-trading partnership. From 1999 to 2001, Mr. Consiglio was Executive Vice President and Chief Financial Officer of Trading Edge, Inc., a national automated bond-trading firm. From January 1993 to 1998 Mr. Consiglio served as Chief Executive Officer of Angeles Mortgage Investment Trust, a publicly traded Real Estate Investment Trust. His prior experience includes serving as Senior Vice President and Chief Financial Officer of Cantor Fitzgerald & Co. and as a member of its board of directors. Mr. Consiglio served as a member of the board of trustees for the Metropolitan West Funds from 2003 to 2023. Mr. Consiglio served as a certified public accountant for over 17 years and was a partner in the international accounting firm of Deloitte, Haskins & Sells (now Deloitte & Touche LLP). He holds a bachelor’s degree in accounting from California State University at Northridge.

MICHAEL A. FRIEDMAN, M.D.	Director Member, Nominating and Corporate Governance Committee	Age: 81 Director since: 2003

The Board believes Dr. Friedman’s business experience, including his experience as an executive officer at biopharmaceutical companies and a leading clinical and research center specializing in cancer and diabetes, and his service at the Food and Drug Administration, combined with his business acumen and judgment provide our Board with valuable scientific and operational

Michael A. Friedman, M.D. has been one of our directors since December 2003. In 2014, Dr. Friedman completed a decade of service as the President and Chief Executive Officer of the City of Hope National Medical Center. Previously, from September 2001 until April 2003, Dr. Friedman held the position of Senior Vice President of Research and Development, Medical and Public Policy, for Pharmacia Corporation and, from July 1999 until September 2001, was a Senior Vice President of Searle, a subsidiary of Monsanto Company. From 1995 until June 1999, Dr. Friedman served as Deputy Commissioner for Operations for the Food and Drug Administration, and was Acting Commissioner and Lead Deputy Commissioner from 1997 to 1998. He served on the board of Celgene Corporation from February 2011 to December 2019 and on the board of Smith & Nephew plc from April 2013 to April 2019. Dr. Friedman received a Bachelor of Arts degree, magna cum laude, from Tulane University, New Orleans, Louisiana, and a doctorate in medicine from the University of Texas, Southwestern Medical School.

expertise and leadership and qualify him to serve on our Board of Directors.

JENNIFER GRANCIO	Director Chair, Nominating and Corporate Governance Committee Member, Audit Committee	Age: 53 Director since: 2020

The Board believes that Ms. Grancio’s business acumen and judgment including her service on other public company boards, provide our Board with valuable operational expertise and leadership and qualify her to serve on our Board of Directors.

Jennifer Grancio has been one of our directors since March 2020. Since October 2023, Ms. Grancio has been the Global Head of Wealth at the TCW Group. From October 2020 until October 2023, Ms. Grancio served as the Chief Executive Officer of Engine No. 1, an impact investment firm. From November 2018 until October 2020, she consulted through Grancio Capital, where she worked with CEOs to accelerate high-growth company success. From 1999 to 2018, she served as a founder and executive with BlackRock’s iShares business, where she spearheaded the distribution of iShares in the United States and Europe and acted as the Global Head of Marketing and Partnerships for BlackRock’s index business. Prior to BlackRock, she was a senior associate with PricewaterhouseCoopers, a management consulting firm. Ms. Grancio serves as a board member for Ethic Inc., a sustainable investing firm, and for Harvest Savings & Wealth Technologies, Inc. She is also on the advisory boards of Say Technologies LLC and m+ funds (from Alaia Capital, LLC). Ms. Grancio earned a bachelor’s degree in economics and international relations from Stanford University, and an MBA degree in strategy and finance from Columbia Business School.

ANTHONY HOOPER	Director Chair, Compensation Committee Member, Audit Committee	Age: 70 Director since: 2020

The Board believes that Mr. Hooper’s business experience, his extensive experience in drug commercialization and his service on other public company boards, combined with his business acumen and judgment, provide our Board with valuable operational expertise and leadership and qualify him to serve on our Board of Directors.

Anthony Hooper has been one of our directors since January 2020. He is also a director of BeiGene, Ltd. and Amplity Health. Mr. Hooper served as executive vice president of Global Commercial Operations for Amgen Inc. from October 2011 until August 2018. Prior to joining Amgen, Mr. Hooper spent more than 15 years at BMS. His last role there was Senior Vice President, Global Commercial Operations and president of the company’s pharmaceutical business in the Americas, Japan and intercontinental regions. Previously, he was Assistant Vice President of Global Marketing for Wyeth Laboratories and led the international marketing group for Lederle International. Mr. Hooper earned law and MBA degrees from the University of South Africa.

SABRINA KAY, ED.D.	Director Member, Audit Committee and Compensation Committee	Age: 62 Director since: 2020
The Board believes that Dr. Kay’s business acumen and judgment provide our Board with valuable operational expertise and leadership and qualify her to serve on our Board of Directors.

Dr. Sabrina Kay has been a member of our Board of Directors since December 2020. She currently serves as the CEO of Fremont Private Investments and a Strategic Partner at VSS Capital. A serial entrepreneur, Dr. Kay was the founder and CEO of The Art Institute of Hollywood (sold to Education Management Corporation), Premier Business Bank (sold to First Foundation Inc.), Fremont University (sold to Select Education Group), Fashion Umbrella, and Dale Carnegie of Los Angeles. She serves on the boards of East West Bank and Hagerty. As a philanthropist, she has been involved with more than 30 charitable and civic organizations and currently serves on the boards of the Los Angeles Sports and Entertainment Commission, Petersen Automotive Museum, the Leadership Council of International Medical Corps, and After-School All-Stars Los Angeles, which she chaired for over 20 years. Dr. Kay holds an Ed.D. and M.Sc. in Education from the University of Pennsylvania and an MBA from the University of Southern California.

CHRISTINE MUNDKUR	Director Member, Audit Committee and Nominating and Corporate Governance Committee	Age: 56 Director since: 2018

The Board believes that Ms. Mundkur’s business experience, including her experience as chair of the board and chief executive officer at a pharmaceutical company developing inhaled drugs, combined with her business acumen and judgment provide our Board with valuable operational expertise and leadership and qualify her to serve on our Board of Directors.

Christine Mundkur has been one of our directors since November 2018. Ms. Mundkur most recently served as Chief Executive Officer and non-voting Chairman of the Board of Directors for Impopharma Inc., a developer of complex formulations focused on inhaled pharmaceutical products, from February 2013 to February 2017. While at Impopharma, Ms. Mundkur led the transition of the company from a successful clinical research organization into a generic pharmaceutical inhalation development company. Her work included the internal development and filing of Abbreviated New Drug Applications for spray and inhalation products. Ms. Mundkur also previously served as President and Chief Executive Officer of the U.S. Division and Head of Commercial Operations for North America for Sandoz, Inc. from January 2009 to April 2010. She served as Chief Executive Officer of Barr Laboratories, Inc. from April 2008 to December 2008, where she started her career as quality and regulatory counsel in 1993. In addition, Ms. Mundkur has served as a strategic consultant advising several clients on global pharmaceutical business strategies. Ms. Mundkur currently serves on the board of directors of Cardinal Health and served on the board of directors of Lupin Limited from April 2019 through December 2022. Ms. Mundkur holds a J.D. from the St. Louis University School of Law and received her B.S. degree in chemistry from St. Louis University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NAMED ABOVE

CORPORATE GOVERNANCE PRINCIPLES AND BOARD AND COMMITTEE MATTERS

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director or any of his or her family members and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors, other than Messrs. Castagna and Binder, are independent within the meaning of the applicable Nasdaq listing standards. Mr. Castagna was determined not to be independent under applicable Nasdaq listing standards due to his position as an executive officer of our company. Mr. Binder was similarly determined not to be independent under applicable Nasdaq listing standards due to his former position as an executive officer of the Company. In making this determination, the Board found that none of the other directors has a disqualifying relationship with the Company.

Information Regarding the Board of Directors and its Committees

We are committed to maintaining the highest standards of business conduct and ethics. Our Board has adopted a Code of Business Conduct and Ethics and adheres to corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The charters for various Board committees set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Board adopted these measures to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002, as amended. Our Code of Business Conduct and Ethics, as well as the charters for each committee of the Board, may be viewed on our website at mannkindcorp.com/corporate-governance/.

Board Leadership Structure

Our Board is chaired by Dr. Shannon. As a general policy, our Board of Directors believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. As such, Mr. Castagna serves as our Chief Executive Officer while Dr. Shannon serves as our Chair of the Board but is not an officer. We expect and intend the positions of Chair of the Board and Chief Executive Officer to continue to be held by separate individuals in the future. If in the future we conclude there is a compelling reason for the positions of Chair of the Board and Chief Executive Officer to be occupied by the same individual, we would expect to appoint one of our other directors to the position of lead independent director to help reinforce the independence of the Board from management.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to review our enterprise risk management process, to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including an annual review of specific risks and mitigating plans identified by management and guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee is also responsible for overseeing our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. Our Compensation Committee reviews and approves individual and corporate performance goals, advises the Board regarding the adoption, modification, or termination of compensation plans and policies and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. All three committees operate under written charters adopted by our Board, all of which are available on our website at mannkindcorp.com/corporate-governance/.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee.

Audit Committee

Our Audit Committee consists of Mr. Consiglio (Chair), Ms. Grancio, Mr. Hooper, Dr. Kay and Ms. Mundkur, each of whom is an independent member of our Board (as determined by our Board based on its annual review of the independence requirement of Audit Committee members provided in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The functions of this committee include, among others:

•
evaluating the independent registered public accounting firm’s qualifications, independence and performance;
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determining the engagement of the independent registered public accounting firm;
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approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
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monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•
reviewing our financial statements;
•
reviewing our critical accounting policies and estimates;
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reviewing our internal controls over financial reporting;
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discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•
reviewing and discussing with management and, as appropriate, our independent registered public accounting firm, our guidelines and policies with respect to risk identification, risk assessment and risk management, including cybersecurity risks and our major enterprise risk exposures and the steps taken by management to monitor and control these risks and exposures;
•
reviewing the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules as well as to our Code of Business Conduct and Ethics, including review and approval of every transaction with a related person that must be disclosed pursuant to the applicable SEC rules;
•
reviewing and evaluating, on a quarterly basis, the investment portfolio for adherence to our Investment Policy and associated financial returns; and
•
reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

The Board has determined that Mr. Consiglio qualifies as an “audit committee financial expert,” as that term is defined in applicable SEC rules. In making such determinations, the Board made a qualitative assessment of Mr. Consiglio’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee. Our Audit Committee charter can be found on our corporate website at mannkindcorp.com/corporate-governance/. The Audit Committee met eight times during 2024. The report of the Audit Committee is included herein on page 24.

Compensation Committee

Our Compensation Committee consists of Mr. Hooper (Chair), Dr. Kay and Dr. Shannon, each of whom is an independent member of our Board (as independence is currently defined in Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

•
reviewing and recommending or approving (or with respect to our Chief Executive Officer, recommending to the full Board for approval) policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of our executive and other senior officers, evaluating the performance of these officers in light of those goals and objectives, and recommending or approving (or with respect to our Chief Executive Officer, recommending to the full Board for approval) compensation of these officers based on such evaluations;
•
administering our benefit plans and the issuance of stock options and other awards under our stock plans;
•
recommending the type and amount of compensation to be paid or awarded to non-employee members of our Board of Directors, including consulting, retainer, meeting, committee and committee chair fees and restricted stock unit awards;
•
planning for succession with respect to the position of Chief Executive Officer and other senior officers;
•
reviewing and approving (or with respect to our Chief Executive Officer, recommending to the full Board for approval) the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers; and
•
reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

None of the members of the Compensation Committee has ever been one of our officers or employees. During 2024, none of our executive officers served as a member of the Board of Directors or compensation committee of any other entity that had one or more executive officers who served on our Board of Directors or Compensation Committee.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The Compensation Committee met five times during 2024.

The processes and procedures of the Compensation Committee with respect to executive compensation are described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement. Our Compensation Committee charter can be found on our corporate website at mannkindcorp.com/corporate-governance/. The report of the Compensation Committee is included herein on page 51.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Grancio (Chair), Mr. Consiglio, Dr. Friedman and Ms. Mundkur, each of whom is an independent member of our Board (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

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reviewing and recommending nominees for election as directors;
•
reviewing the composition of Board committees and making recommendations to the Board regarding directors qualified to serve on and chair such committees;
•
developing and maintaining a current list of the functional needs and qualifications of members of the Board;
•
assessing the performance of the Board and monitoring committee evaluations;
•
reviewing, and providing oversight with respect to, our strategy, initiatives and policies concerning corporate social responsibility, including environmental, social and governance matters;
•
assisting the members of the Compensation Committee, as requested, in determining the compensation for non-employee directors; and
•
reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance of the Nominating and Corporate Governance Committee with its charter.

Our Nominating and Corporate Governance Committee charter can be found on our corporate website at mannkindcorp.com/corporate-governance/. The Nominating and Corporate Governance Committee met four times during 2024.

Consideration of Director Nominees

Director Qualifications

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the discretion to modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee would be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is important that directors represent different educational backgrounds, professional experiences, viewpoints and skills. The Nominating and Corporate Governance Committee assesses these factors in connection with the annual nomination process as well as in new director searches.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects one or more nominees for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board must do so by delivering at least 120 days prior to the anniversary date of the mailing of MannKind’s proxy statement for its last annual meeting of stockholders a written recommendation to the Nominating and Corporate Governance Committee, c/o MannKind Corporation, 1 Casper Street, Danbury, Connecticut 06810, Attn: Corporate Secretary. Each submission must set forth:

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the name and address of the MannKind stockholder on whose behalf the submission is made;
•
the number of MannKind shares that are owned beneficially by such stockholder as of the date of the submission;
•
the full name of the proposed candidate;
•
a description of the proposed candidate’s business experience for at least the previous five years;
•
complete biographical information for the proposed candidate; and
•
a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Our policy regarding stockholder recommendations of director nominees can be found on our corporate website at mannkindcorp.com/corporate-governance/.

To date, the Nominating and Corporate Governance Committee has not received a timely nomination of a candidate for election as a director at any annual meeting from a stockholder or group of stockholders holding more than 5% of our voting stock.

Meetings of the Board of Directors

The Board met nine times during the last fiscal year. Each director attended 75% or more of the aggregate number of the meetings of the Board, and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Executive Sessions

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Stockholder Communications with the Board of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director c/o MannKind Corporation, 1 Casper Street, Danbury, Connecticut 06810, Attn: Corporate Secretary. Communications also may be sent by e-mail to the following address: board@mannkindcorp.com. Each communication must set forth the name and address of the MannKind stockholder on whose behalf the communication is sent. Each communication will be screened by MannKind’s Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined by the Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board or such director on a periodic basis.

The screening procedures have been approved by a majority of the independent directors of the Board. All communications directed to the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Our process for security holder communications with the Board can be found on our corporate website at mannkindcorp.com/corporate-governance/.

Related Party Transactions, Policy and Procedures

We have adopted a Related-Person Transactions Policy that sets forth the policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) and any “related person” are, were or will be participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to the Company as an employee, consultant or director are not covered by this policy. A related person is any executive officer, director, nominee for director or more than 5% beneficial stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

During 2024, we had no related-person transactions.

Code of Business Conduct and Ethics; Anti-Corruption

We have adopted a Code of Business Conduct and Ethics that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the code on our website at mannkindcorp.com/corporate-governance/. In addition, we intend to promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

We have also adopted an Anti-Corruption Policy and have posted the text of the policy on our website at mannkindcorp.com/corporate-governance/. This policy strictly prohibits our directors and employees from (i) promising, offering, providing, or authorizing cash payments (such as bribes or kickbacks) or anything else of value directly or indirectly to any person to achieve an improper purpose related to the Company’s business and (ii) requesting, agreeing to receive, or accepting money or anything else of value from any person to achieve an improper purpose related to the Company’s business.

Insider Trading Policy; Hedging Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.

As part of our Insider Trading Policy, we prohibit speculation based on fluctuations in the market. As a result, the following transactions are prohibited, whether or not the director, employee, officer or consultant is in possession of inside information:

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purchases or sales of any derivative security of the Company, including without limitation, puts and calls;
•
purchases of the Company’s stock on margin;
•
short sales of the Company’s stock (i.e., where a person borrows shares of the Company’s stock, sells them and then purchases stock at a later date to replace the borrowed stock);
•
loaning shares of the Company’s stock through a brokerage or otherwise in order to facilitate the short sales of other persons;
•
writing, buying or selling options for the Company’s stock;
•
pledging the Company’s stock as security or collateral for a loan or any other obligation; and
•
to the extent not otherwise referenced above, any other hedging transaction involving the Company’s stock or any derivative security of the Company, or any other inherently speculative transaction involving the Company’s stock.

The prohibition on these transactions also applies to members of the households of directors, officers, employees and consultants of the Company or its subsidiaries.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

During the fiscal year ended December 31, 2023, a performance-based stock option granted to Steven B. Binder in 2017 vested on August 7, 2023. The Form 4 for this vesting event was not filed until November 19, 2024 (the “Delinquent Form 4”). During the fiscal year ended December 31, 2024, no Form 5 was filed in relation to the Delinquent Form 4.

COMPENSATION OF DIRECTORS

Pursuant to our non-employee director compensation program (the “director compensation program”), as amended in August 2024, each of our non-employee directors receives an annual retainer and fees for their service on our standing board committees as follows:

Element	Amount
Annual Retainer	$50,000
Independent Chair Premium	$50,000
Audit Committee	Chair: $25,000
Other members: $10,000
Compensation Committee	Chair: $20,000
Other members: $7,500
Nominating and Corporate Governance Committee	Chair: $10,000
Other members: $5,000

The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy. Other than the annual fees described above, our non-employee directors do not receive meeting fees or other compensation for their attendance at specific Board or committee meetings.

Our director compensation program specifies that each non-employee director of the Company is also eligible to receive annual equity awards under our 2018 Equity Incentive Plan (the "EIP"). Specifically, on the date of each of our annual stockholder meetings, each of our non-employee directors receives a restricted stock unit ("RSU") award determined by dividing $250,000 by the then-current stock price used for valuing employee equity awards, which in no event is less than the last reported closing price of the Company’s common stock. Each such annual RSU award vests immediately, but shares are not distributed until the director separates from service to the Board (i.e. retires, is removed or dies).

A non-employee director who joins the Board between annual stockholders meetings is entitled to a pro-rata compensation package.

Non-employee directors have an option to receive their annual $50,000 retainer in cash or common stock of the Company. If a non-employee director elects to receive his or her annual retainer in common stock, such director will be granted an RSU award consisting of that number of shares that equals 100% of the annual retainer, based on the 20-day trailing average closing price as of the trading day immediately preceding the date of the annual stockholder meeting. This award vests immediately, but shares are not distributed until the director separates from service to the Board (i.e. retires, is removed or dies). Non-employee directors who do not elect this option receive the full annual retainer in cash shortly after the date of the stockholder meeting.

Director Compensation Table

The following table sets forth information concerning director compensation received for the fiscal year ended December 31, 2024 by our non-employee directors, other than Mr. Binder whose compensation is set forth in our 2024 Summary Compensation Table:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Ronald J. Consiglio	$80,000	155,959	235,959
Michael A. Friedman	$55,000	155,959	210,959
Jennifer Grancio	$70,000	155,959	225,959
Anthony Hooper	$80,000	155,959	235,959
Sabrina Kay	$67,500	155,959	223,459
Kent Kresa (3)	$57,500	155,959	213,459
Christine Mundkur	$65,000	155,959	220,959
James S. Shannon	$90,000	155,959	245,959

(1)
There were no option grants to non-employee directors in 2024. As of December 31, 2024, the non-employee directors listed in the table above had option grants outstanding to purchase 166,506 shares of our common stock as follows: Mr. Consiglio, 36,881 shares; Dr. Friedman, 50,400 shares; Mr. Kresa, 34,720; and Dr. Shannon, 44,505 shares. Ms. Grancio, Mr. Hooper, Dr. Kay and Ms. Mundkur had no option grants outstanding as of December 31, 2024.
(2)
These amounts reflect the grant date fair value of all restricted stock unit awards to non-employee directors in 2024. Restricted stock units are valued based on the market price on the grant date. Reference Note 15 “Stock Award Plans” in the notes to our financial statements for the year ended December 31, 2024, included in Part IV of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025, which identifies the assumptions made in the valuation of restricted stock unit awards. Restricted stock unit awards granted to non-employee directors in 2024 vested immediately, but the shares will not be delivered until there is a separation of service, such as through resignation or retirement from the Board or his or her death. As of December 31, 2024, the non-employee directors listed in the table above had no unvested restricted stock units outstanding and had vested restricted stock units to receive shares of our common stock as follows: Mr. Consiglio, 458,702 shares; Dr. Friedman, 375,047 shares; Ms. Grancio, 249,751 shares; Mr. Hooper, 329,726 shares; Dr. Kay, 193,614 shares; Ms. Mundkur, 342,455 shares and Dr. Shannon, 470,550 shares. Mr. Kresa had no RSU awards outstanding as of December 31, 2024.
(3)
Mr. Kresa retired from the Board of Directors on September 30, 2024.

STOCK OWNERSHIP GUIDELINES

Our non-employee directors are subject to our stock ownership guidelines, which require each such individual to hold a specified number of shares of our common stock calculated by dividing three times the annual retainer by the current stock price.

For purposes of determining stock ownership, all common stock, shares held in retirement accounts, restricted stock units, restricted shares, options (regardless as to whether they are “underwater” or “in the money”) and performance awards are considered eligible. Both vested and unvested equity awards count as eligible. Each non-employee director has five years to reach the applicable guideline, beginning January 1, 2020 or when the individual was first appointed or elected to the Board, whichever is later. Upon completion of the grace period, for anyone out of compliance with the guidelines, the Board may restrict their sale of shares or may choose to deliver the annual retainer in stock rather than cash until the guidelines are satisfied. As of December 31, 2024, all non-employee directors were in compliance with our stock ownership guidelines.

Proposal 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of the Company’s named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement. This proposal is commonly referred to as a “say on pay” proposal. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are appropriately designed to attract and retain the individuals needed to support the Company’s business strategy and to compete effectively with pharmaceutical and biotechnology companies while aligning with the long-term interests of the Company’s stockholders.

Compensation Principles

We believe that our pay practices are reasonable and in the best interests of our Company and our stockholders. Our compensation programs are guided by the following principles:

•
Emphasis on pay-for-performance. We believe a significant portion of the compensation for our executive officers should be variable, at risk and tied directly to the Company’s measurable performance. Consistent with these principles, a material portion of the compensation of our executive officers is in the form of performance-based incentives that are earned upon the attainment of pre-established objectives. The annual cash incentive awards under our short-term incentive (“STI”) plan are intended to compensate our executive officers for achieving our annual financial and operational objectives, the attainment of which requires significant effort.
•
Equity as a key component of compensation to align with our stockholders’ interests. The use of equity-based compensation for long-term incentives (“LTI”) aligns the interests of our executive officers with those of our stockholders by encouraging long-term performance and growth in stockholder value. Multi-year vesting schedules create incentives for our employees to sustain performance over the long term and encourage retention as the Company executes its business strategy.
•
Target compensation value at or close to the peer group median. We target total compensation levels for executives at the median of our peer group on the basis that we believe this target to be an appropriate level of compensation to attract and retain qualified and capable executives. However, actual compensation may fall above or below this level under a range of circumstances, including Company performance.
•
No perquisites or tax gross-ups. We have no structured perquisite benefits nor do we provide supplemental pensions to any of our named executive officers. In addition, we do not use tax gross-ups, guaranteed bonuses, “single-trigger” benefits payable upon a change in control without a corresponding separation from service, or similar pay practices.
•
Executive stock ownership policy. We have an executive stock ownership policy designed to align our executive officers’ long-term interests with those of our stockholders and to discourage excessive risk taking. The policy requires our CEO to achieve a stock ownership level of four times base salary, while the other executive officers must achieve stock ownership levels of two times base salary. Executive officers who have not achieved the ownership requirements within five years may be restricted from selling their shares or may receive salary or bonus payments in stock rather than cash until they are in compliance.
•
Executive compensation recovery policy (“clawback”). Our incentive recoupment policy provides that any incentive compensation awarded to our executive officers that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure may be recovered in the event of any material financial restatement. For the full text of our Dodd-Frank Act-compliant clawback policy, see Exhibit 97 in our Annual Report on Form 10-K for the year ended December 31, 2024.

Commitment to Strong Governance Standards

We are committed to adopting and maintaining good corporate governance standards with respect to our compensation programs, procedures and practices. As such, our practices include the following:

•
Independent compensation committee. Our Compensation Committee designs and oversees our executive compensation programs. The Compensation Committee is comprised entirely of independent directors.
•
Performance goals. A material portion of executive compensation is in the form of performance-based annual cash and long-term equity incentives that are earned upon the attainment of pre-established financial or operational objectives. These objectives are tied directly to the Company’s measurable performance and designed to align the interests of our executives with those of our stockholders.
•
Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants, legal counsel or other advisers to assist in designing and assessing our executive compensation programs and pay practices. Our current independent compensation consultant is Mercer LLC.
•
Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company’s Insider Trading Policy from engaging in short-term or speculative transactions in our common stock or other securities.
•
Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our stockholders. The results of our say-on-pay advisory votes, combined with input from investors have informed our compensation philosophy, which includes awards of long-term compensation to executive officers that will pay out, if at all, in proportion to the Company’s total stockholder return relative to a Russell 3000 Pharmaceutical and Biotechnology industry index over a multi-year period. We believe that this approach to long-term compensation is responsive to investors’ preference for performance-vesting long-term compensation while also providing compensation that attracts, motivates, incentivizes and retains highly qualified executive officers to drive the success of the Company.

Required Vote and Board of Directors Recommendation

At the 2023 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to support the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, will review the voting results and consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 2

Proposal 3

RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has directed management to submit the selection of Deloitte for ratification by the stockholders at the Annual Meeting.

Deloitte has served as the Company’s independent auditor since 2001. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. The Board is seeking such ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will consider whether to retain that firm for the fiscal year ending December 31, 2025.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2024 and 2023 by Deloitte and its subsidiaries, the affiliates of Deloitte & Touche LLP, Deloitte Touche Tohmatsu Limited and its member firm (collectively, the Deloitte entities). All of these entities collectively represent the Company’s principal accounting firm.

	2024	2023
Audit Fees (1)	$1,450,163	$1,205,510
Other (2)	—	1,895
Total Fees	$1,450,163	$1,207,405

(1)
Represents the aggregate fees billed for professional services rendered for the reviews and audit of our consolidated financial statements and internal control over financial reporting including related regulatory filings and related comfort letters on such.
(2)
Represents fees paid for an online accounting research tool.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte and the Deloitte entities. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given on an individual explicit case-by-case basis before the independent principal accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The delegation of pre-approval of services is limited to non-audit services, as set forth in the Audit Committee Charter.

The Audit Committee has considered whether the provision by the Deloitte entities of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining the independence of the registered public accountants and has concluded that the Deloitte entities were and are independent of us in all respects.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 3

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with Company management, including a discussion on the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of the disclosures within the financial statements.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP (“Deloitte”) the written disclosures and the letter describing all relationships between MannKind and its independent auditors that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has discussed Deloitte’s independence with Company management and Deloitte, and considered the compatibility of non-audit services with the independent auditor’s independence.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate MannKind’s existing auditors or to appoint and engage new auditors for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Deloitte in performing the examination of MannKind’s financial statements for the fiscal year ended December 31, 2024, considered the auditors’ technical expertise and knowledge of the Company’s operation and industry, and considered auditors’ independence, objectivity, and professional skepticism. Based on this evaluation, the Audit Committee determined to engage Deloitte as MannKind’s independent auditors for the fiscal year ending December 31, 2025.

The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable PCAOB standards and the SEC. In addition, with and without management present, the Audit Committee discussed and reviewed MannKind’s financial statements and the results of Deloitte’s audit of MannKind’s financial statements and internal control. Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of MannKind’s financial statements, the representations of MannKind’s management and the independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that MannKind include the audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Audit Committee
Ronald J. Consiglio	Audit Committee Chair
Jennifer Grancio	Audit Committee Member
Anthony Hooper	Audit Committee Member
Sabrina Kay	Audit Committee Member
Christine Mundkur	Audit Committee Member

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth our current executive officers and their ages:

Name	Age	Position(s)
Michael E. Castagna, Pharm.D.	48	Chief Executive Officer and Director
Christopher B. Prentiss	49	Chief Financial Officer
Burkhard Blank, M.D.	70	Executive Vice President, Chief Medical Officer
Dominic Marasco	52	President, Endocrine Business Unit
Lauren M. Sabella	64	Executive Vice President, Operations
Sanjay Singh, M Pharm, MBA	58	Executive Vice President, Technical Operations
David B. Thomson, Ph.D., J.D.	58	Executive Vice President, General Counsel and Secretary
Stuart A. Tross, Ph.D.	58	Executive Vice President, Chief People and Workplace Officer

Michael E. Castagna, Pharm.D. Mr. Castagna’s biographical information is included under Proposal 1 above.

Christopher B. Prentiss has been our Chief Financial Officer since April 2024. From September 2022 until March 2024, Mr. Prentiss served as Chief Financial Officer of ADARx Pharmaceuticals, Inc., a privately held clinical-stage biotechnology company. Between April 2015 and November 2021, he held a series of finance positions of increasing responsibility at the commercial-stage biotech company Adamas Pharmaceuticals, Inc. (“Adamas”), culminating in Chief Financial Officer commencing in November 2019. His responsibilities at Adamas included finance, accounting, investor relations, information technology and facilities. From June 2013 until March 2015, he was Vice President, Finance and Corporate Controller of InterMune Inc., a commercial-stage biotech with responsibilities over all aspects of corporate accounting, reporting, and treasury. Prior to that, Mr. Prentiss was Senior Director, Controller at Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company, from May 2012 to June 2013, where he was responsible for the accounting and tax functions. From 2005 to 2012, Mr. Prentiss worked here at MannKind, where he held senior finance positions of increasing responsibility. Prior to that, Mr. Prentiss was a Senior Manager at KPMG LLP in the assurance practice. Mr. Prentiss received a B.Sc. degree in Accounting from Loyola Marymount University, and an MBA from Indiana University. Mr. Prentiss is a licensed CPA (inactive) in California.

Burkhard Blank, M.D. has been our Executive Vice President, Research and Development and our Chief Medical Officer since May 2023. Before joining us, since 2022, Dr. Blank served as CMO/Head of R&D at Pharnext SA after serving seven years in the same position at Acorda Therapeutics, Inc. ("Acorda"). While at Acorda, he oversaw the Phase 3 development in North America and in Europe for Inbrija® (levodopa inhalation powder) for Parkinson’s disease with subsequent one-cycle approvals by the FDA and the EMA. Earlier in his career, Dr. Blank spent 20 years between Boehringer Ingelheim Pharmaceuticals in Ridgefield, CT, and Boehringer Ingelheim GmbH in Germany, serving in progressive leadership roles. Under his guidance, four products received approval including Spiriva® (for COPD) for which he oversaw development and led the presentation at the FDA advisory committee meeting. Dr. Blank received his medical degree from Universitaet Marburg, Germany, and is board-certified in internal medicine.

Dominic Marasco, R.Ph., has been our President, Endocrine Business Unit since January 2025. Prior to joining us, Mr. Marasco held the position of Executive President, Chief Commercial Officer for Envision Pharma Group, a global technology-enabled strategic solutions partner for the life sciences industry, from February 2023 until August 2024, leading its technology and artificial intelligence business units and all commercial operations. Before joining Envision Pharma, Mr. Marasco was Chief Commercial Officer at BioAgilytix Labs, Inc., a global bioanalytical laboratory, from December 2019 until December 2022. Prior to BioAgilytix, he was Executive Vice President, Global Business Development, Commercial Group at Syneos Health from February 2018 until December 2019, after serving in progressive leadership roles at Amgen, Inc. including Head of U.S. Sales for the Neuroscience Business Unit and before that Global Commercial Head, Amgen Biosimilars. Mr. Marasco also held successful commercial leadership roles at Sandoz Biopharmaceuticals, a Novartis Company, and Quintiles Transnational Holdings Inc (now IQVIA). He began his career as a pharmacist before joining Eli Lilly and Company in a sales capacity. Mr. Marasco has a Bachelor of Science degree from the Philadelphia College of Pharmacy and completed Harvard Business School’s Advanced Management Program.

Lauren Sabella has been our Executive Vice President, Operations since January 2025 and previously served as our Chief Operating Officer from March 2023 to January 2025. Prior to joining us, Ms. Sabella served as Principal at LS Consulting Group, a strategic advisory group providing consulting services to pharmaceutical and emerging biotech companies, from September 2022 until March 2023. From September 2021 until September 2022, Ms. Sabella served as Chief Operating Officer at Acorda. Ms. Sabella was previously Acorda’s Chief Commercial Officer from February 2015 to September 2021. Before that, from January 2010 to February 2015, she was Acorda’s Executive Vice President, Commercial Development. Prior to that, Ms. Sabella was the Founder and Principal of Tugboat Consulting Group, an independent consulting practice assisting companies in the commercialization process. Ms. Sabella also served as Corporate Officer and Vice President of Commercial Development at Altus Pharmaceuticals Inc. (“Altus”) from May

2006 to September 2008, with responsibility for all aspects of commercialization. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals for 18 years in positions of increasing responsibility, which included over ten years of marketing experience during which she led several product launches including Mobic, an NSAID that became a $1 billion brand. In her last role, she served as Vice President of Sales, Eastern Zone, where she led the sales launch of Spiriva and ran both Primary Care and Specialty Divisions, including Neurology, Urology and Cardio/Pulmonary. Ms. Sabella holds a B.B.A. from Hofstra University.

Sanjay Singh has been our Executive Vice President, Technical Operations since October 2022. Before joining us, since 2011 Mr. Singh served as Sr. Vice President and Associate President Technical Operations in India and USA at Aurobindo Pharma, a leading generic pharmaceutical manufacturing company, headquartered in Hyderabad, India. Prior to Aurobindo, Mr. Singh worked in various leadership roles at Cipla Ltd from 2000 to 2007 and 2008 to 2011, Glenmark Pharma from 2007 to 2008, Nicholas Piramal India Ltd from 1992 to 2000 and Cadila Laboratories from 1990 to 1991. Mr. Singh has been associated with the Parenteral Drug Association (PDA) and was the founding president of the PDA, India chapter before moving to the US in 2015. Mr. Singh received an M. Pharma. degree in Pharmaceutical Chemistry from LM College of Pharmacy, Ahmedabad, India and an MBA degree from Institute of Management Studies, Indore, India.

David B. Thomson, Ph.D., J.D. has been our General Counsel and Corporate Secretary since January 2002. Prior to joining us, he practiced corporate/commercial and securities law at a major Toronto law firm. Earlier in his career, Dr. Thomson was a post-doctoral fellow at the Rockefeller University. Dr. Thomson obtained his B.S., M Sc. and Ph.D. degrees from Queens University and obtained his J.D. degree from the University of Toronto.

Stuart A. Tross, Ph.D. has been our Executive Vice President, Human Resources since December 2016, with responsibilities for human resources, corporate communications and west coast facilities. From 2006 to 2016 he served in various roles of increasing responsibility at Amgen, Inc., most recently as Senior Vice President and Chief Human Resources Officer responsible for human resources and security on a global basis. From 1998 to 2006 he served in a series of leadership roles at BMS, most recently as Vice President and Global Head of Human Resources for Mead Johnson Company. Mr. Tross received a B.S. degree from Cornell University and M.Sc. and Ph.D. degrees in Industrial-Organizational Psychology from the Georgia Institute of Technology.

Executive officers serve at the discretion of our Board of Directors. There are no family relationships between any of our directors and executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We are pleased to present our report on executive compensation. This report is intended to assist our stockholders in understanding the objectives and procedures used by the Compensation Committee of our Board of Directors in establishing its recommendations to the Board regarding the compensation of our executive officers.

Executive Summary

MannKind is a biopharmaceutical company focused on the development and commercialization of innovative therapeutic products and devices to address serious unmet medical needs for those living with endocrine and orphan lung diseases. Our signature technologies – Technosphere dry-powder formulations and Dreamboat inhalation devices – offer rapid and convenient delivery of medicines to the deep lung where they can exert an effect locally or enter the systemic circulation. In our endocrine business unit, we currently commercialize two products: Afrezza (insulin human) Inhalation Powder, an ultra rapid-acting inhaled insulin indicated to improve glycemic control in adults with diabetes, and the V-Go wearable insulin delivery device, which provides continuous subcutaneous infusion of insulin in adults that require insulin. The first product to come out of our orphan lung disease pipeline, Tyvaso DPI (treprostinil) inhalation powder, received FDA approval in May 2022. Our collaboration partner, United Therapeutics Corporation (“UT”) began commercializing Tyvaso DPI in June 2022. UT pays us a royalty on net sales of Tyvaso DPI as well as a margin on supplies of Tyvaso DPI that we manufacture for UT. Our pipeline of potential treatments for orphan lung diseases includes MNKD-101, a nebulized formulation of clofazimine for the treatment of severe chronic and recurrent pulmonary infections, including nontuberculous mycobacterial lung disease, and MNKD-201, a dry-powder formulation of nintedanib for the treatment of idiopathic pulmonary fibrosis.

Our short-term incentive, or STI, compensation plan is designed to reward achievements that are expected to produce positive stockholder returns in the near-term in our operational areas of focus. Other elements of our compensation program, particularly equity compensation, are aimed at rewarding performance of the Company over the longer time periods typically associated with the development cycles of biopharmaceutical products. We place more emphasis on performance-based compensation than on fixed compensation, but we are mindful of the fact that an over-emphasis on at-risk compensation could jeopardize our ability to retain key talent. We discuss below how we use a mix of compensation elements in order to achieve our objectives.

Oversight of the Executive Compensation Program

The Compensation Committee is responsible for establishing and administering our policies governing the compensation for our executive officers. The Compensation Committee is composed entirely of independent directors within the meaning of applicable SEC and Nasdaq rules. The Compensation Committee’s responsibilities and duties are outlined in detail in the Compensation Committee charter, which is available on our website at mannkindcorp.com/corporate-governance/. A primary responsibility of the Compensation Committee is to make recommendations regarding the compensation for our executive officers, including the determination and confirmation of annual corporate goal achievement for purposes of awarding short-term incentive compensation, to the full Board for its approval. As part of this process, the Compensation Committee has historically invited our CEO to attend Compensation Committee meetings or portions thereof to obtain his insight and guidance with respect to other executive officers, though the Chief Executive Officer is not a member of the Compensation Committee. The Compensation Committee engages a third-party consulting firm, Mercer LLC, to assist in developing compensation levels and practices and to provide external market data. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The Compensation Committee conducted an independence assessment with respect to Mercer’s role in recommending or determining the amount and form of executive compensation and considered the required six factors. After conducting this assessment, the Compensation Committee concluded that Mercer’s role in recommending or determining the amount and form of execution compensation for the fiscal year ended December 31, 2024 did not raise any conflict of interest.

The Compensation Committee meets outside the presence of our CEO in order to consider the appropriate compensation for, and in setting the compensation of, our CEO. The Compensation Committee relies on compensation data provided by Mercer in setting CEO compensation. The CEO in 2024 did not maintain personal or business relationships (including any interlocking relationships) with any of the Compensation Committee members (outside of their relationship within the Company) that would impair the Compensation Committee members’ ability to remain independent and assess the CEO’s compensation without any conflict of interest. Thus, the determination of the CEO compensation was made without undue influence from the CEO. During 2024, for all other named executive officers, the Compensation Committee met outside the presence of all executive officers except our CEO. The annual performance of each of our executive officers is considered by the Compensation Committee when making decisions regarding base salary, targets for and payments under our STI plan and grants of equity incentive awards. When making recommendations regarding individual executive officers, the Compensation Committee considers the importance of the position to us, the past compensation history of the executive officer and the contributions made by the individual in the past and the contributions we expect the executive officer to make in the future towards the success of our business.

Compensation Philosophy and Objectives

The Compensation Committee oversees our executive compensation within the context of a compensation philosophy. This philosophy is to provide compensation and benefits programs designed to attract, engage, and retain a high caliber workforce that enables us to compete with companies in the pharmaceutical and biotechnology industries and to reward individual and corporate performance. We believe that a well-designed compensation program for our executive officers should:

•
align the goals of the executive officer with the goals of our stockholders;
•
recognize individual initiative and achievement;
•
provide total compensation that enables us to compete with companies in the pharmaceutical and biotechnology industries; and
•
align compensation with our short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

In keeping with this philosophy, our executive compensation program is designed to achieve the following objectives:

•
attract talented and experienced executives;
•
motivate and reward executives whose knowledge, skills and performance are critical to our success;
•
retain executives and employees who are instrumental in accomplishing our corporate goals;
•
align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;
•
provide a competitive compensation package which is weighted towards pay-for-performance (including, when appropriate, long-term incentives such as performance equity awards), and in which total compensation is primarily determined by the Company’s and the individual’s achievement of results;
•
ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;
•
foster a shared commitment among executives by aligning the Company’s and their individual goals; and
•
compensate our executives to manage our business to meet our long-term objectives.

Competitive Market Assessment

No less frequently than annually, the Compensation Committee reviews competitive market data to determine if our compensation levels remain at targeted levels and our pay practices are appropriate. These assessments include a review of base salary, STI compensation, and long-term incentive ("LTI") compensation. These components are benchmarked against a group of peer companies.

Our peer group of similarly situated companies was developed by considering U.S.-based companies in the same industry (biotechnology/pharmaceutical) with similar company characteristics, such as revenue, market capitalization, and number of employees. In addition to these criteria, we consider companies with a similar competitive strategy, including utilizing an internal sales force, and maintaining internal manufacturing capabilities. In order to ensure that we do not exclude potential peers, we also take note of companies considered to be our peers by Institutional Shareholder Services for their benchmarking purposes. We review the list annually to ensure that our peer group is relevant while also striving for year-over-year consistency.

In accordance with our annual process, the Compensation Committee reviewed our peer group in the first quarter of 2024. Based on data compiled by Mercer and reviewed by the Compensation Committee during this process, the Compensation Committee determined that two companies needed to be removed from the list: Sangamo Therapeutics, Inc., who does not have a product on the market and does not employ a sales force and Agenus Inc., whose market value is outside our peer screening criteria and who also does not have a product on the market and does not employ a sales force. In place of these companies, the Compensation Committee added two companies that satisfied our criteria for peer companies: Ironwood Pharmaceuticals, Inc. and Mirum Pharmaceuticals, Inc.

Accordingly, the full 2024 peer group consisted of the following 12 companies:

ADMA Biologics, Inc. (ADMA)	Ironwood Pharmaceuticals, Inc. (IRWD)
Anika Therapeutics, Inc. (ANIK)	Karyopharm Therapeutics Inc. (KPTI)
BioCryst Pharmaceuticals, Inc. (BCRX)	Macrogenics Inc. (MGNX)
Deciphera Pharmaceuticals, Inc. (DCPH)	Mirum Pharmaceuticals, Inc. (MIRM)
Dynavax Technologies Corporation (DVAX)	Rigel Pharmaceuticals Inc. (RIGL)
Insmed Inc. (INSM)	Vanda Pharmaceuticals Inc. (VNDA)

For some executive positions, the peer group data may not be sufficiently robust, or the position may not have an appropriate counterpart at our peer companies. In those cases, we will also consider industry specific and general published survey compensation data, such as the Aon Radford McLagan Global Life Sciences Executive Survey.

Market Positioning

The Compensation Committee reviews executive compensation at least annually, establishes competitive compensation levels and designs the compensation program to provide pay commensurate with individual and corporate performance. With support from Mercer, we have targeted total compensation levels for executives at the median of our peer group. We believe this target to be an appropriate level of compensation to attract and retain qualified and capable executives. However, actual compensation (or individual elements of compensation) may fall above or below this level under a range of circumstances, such as individual and Company performance, tenure with the Company or retention concerns.

In addition to the factors listed above, we also consider, among other things:

•
our business need for the executive officer’s skills;
•
the contributions that the executive officer has made, or we believe will make, to our success;
•
the transferability of the executive officer’s managerial skills to other potential employers; and
•
the relevance of the executive officer’s experience to other potential employers, particularly in the pharmaceutical and biotechnology industries.

As discussed in more detail below, we consider each element of executive compensation and make adjustments as appropriate. We believe our executive compensation packages are reasonable when considering our business strategy, the revenue potential of our business, our compensation philosophy and the competitive market data.

Consideration of Past Say-on-Pay Results

We believe that our annual say-on-pay advisory vote is a good governance practice that allows us to maintain accountability to our stockholders. The result of this advisory vote, including in years where support is lower (see table below), can provide valuable insight into the perceptions of our executive compensation programs and areas where we need to improve. When combined with the feedback we receive from direct engagements with investors and analysts, we can better appreciate how different investors assess the alignment between pay and performance differently depending on their time horizons for investment decisions, expectations about the cadence for corporate milestones and other factors.

Year	Say-on-Pay Support
2019	67%
2020	61%
2021	89%
2022	88%
2023	90%
2024	90%

Aided by these insights, our annual equity award program for executives and other senior employees is designed to emphasize performance-based vesting, measured over a multi-year period. This component of long-term compensation pays out, if at all, in proportion to the Company’s total stockholder return relative to the Russell 3000 Pharmaceutical and Biotechnology industry index over a multi-year period. We believe that this approach to long-term compensation is responsive to investors’ preference for performance-vesting long-term compensation while also providing compensation that attracts, motivates, incentivizes and retains highly qualified executive officers to drive the success of the Company.

COMPENSATION COMPONENTS

In order to provide a total compensation package that is tied to stockholder value creation and the achievement of strategic corporate goals, our executive compensation package is comprised of several components. These components are designed to work together to create a balanced approach to compensation, rewarding both short-term and long-term performance and fostering sufficient retentive effect to secure the services of our executive officers while we execute on our plans. Currently, our compensation structure for executive officers includes a combination of base salary, STI compensation, LTI compensation in the form of equity awards, 401(k), medical and other benefits, and severance and change in control and other post termination provisions. Each component is described in further detail below.

The following charts break down the total compensation that the CEO and the other named executive officers (on average) received in 2024, including the grant date fair value of equity awards granted to these officers in 2024. These charts are derived from the Summary Compensation Table on page 34, excluding income associated with employer contributions to individual 401(k) plans, supplemental medical benefits, airline club reimbursements and other taxable income. The charts illustrate the extent to which a greater percentage of total compensation for our named executive officers is delivered in the form of performance-based compensation as compared to fixed compensation (salary and time-based equity awards). Specifically, performance-based compensation accounted for approximately 70% of the 2024 total compensation for the CEO and approximately 65% for the other named executive officers. Mr. Prentiss and Mr. Binder were excluded from these calculations because they were employed for only part of the past year.

The Compensation Committee believes that the above compensation structure appropriately balances the dual objectives of promoting long-term stockholder value creation and preventing excessive risk-taking.

Base Salary

Base salaries are designed to provide compensation for the day-to-day management of the Company, assuming satisfactory levels of performance. This component is designed to provide consistent and steady cash flow for the executive and represents only a portion of total compensation. Salary levels are based primarily upon the competitive market for the executive officers’ services, as reflected by the peer group. Base salaries for our executives are generally intended to fall within 10% of the median of the competitive market, although individual performance, responsibility, and the importance of each role in our organization can also impact base salary levels.

In 2024, the Compensation Committee reviewed executive salaries and other elements of compensation against the benchmarks provided by our peer group. The base salaries of all executives were found to be consistent with the competitive market (inclusive of a 3% cost of living increase in base salaries from 2023 to 2024).

Short-Term Incentive Plan

Each of our executive officers is eligible to receive an annual performance-based cash payment. The annual cash incentive awards under our STI plan are intended to compensate our executive officers for achieving our annual goals at the corporate level and for achieving individual annual performance objectives. The objectives for our company and individual measures are established so that performance at or above target levels requires significant effort on the part of our executives. The STI plan is funded based on the overall achievement of corporate objectives, as determined by the Compensation Committee in its evaluation of the accomplishments of the Company during the previous year. Evaluation criteria can be quantitative or qualitative, depending on the objective. Quantitative objectives are typically evaluated using a leverage curve that allows up to a 200% payout for over-achievement of up to 120% of the stated target and imposes on a 0% payout for any achievement that falls below 80% of the stated target.

The STI plan is an important part of our pay-for-performance culture. We believe that tying a significant portion of our executive cash compensation to financial and operational goals – such as production goals, revenue metrics and progress of product development milestones – encourages corporate performance and stock price growth. This element of compensation is truly at risk, as reflected in the table below that shows the various achievement level of the corporate objectives over the last few years:

Year Achieved (paid in the following year)	STI Achievement Level
2017	90%
2018	50%
2019	93%
2020	125%
2021	115%
2022	124%
2023	144%
2024	125%

Early in 2024, the Board of Directors specified three main corporate objectives for 2024. In January 2025, the Compensation Committee evaluated the performance of the Company against the corporate objectives as follows:

Objective	Target	Assessment	Result
Deliver on Tyvaso DPI production	30%	Assessed quantitatively with respect to production goals and qualitatively with respect to actions taken to expand production	57.5%
Drive endocrinology business	30%	Assessed quantitatively with respect to financial metrics and qualitatively with respect to clinical development milestones	35.0%
Advance pipeline opportunities	30%	Assessed quantitatively with respect to the achievement of development milestones	21.5%
Finance/Quality	10%	Assessed qualitatively	11.0%
Overall Result			125.0%

Each eligible position, including the executive officers, is assigned a target STI opportunity expressed as a percentage of base salary, which reflects market competitive levels. Target STI opportunities are generally intended to be at the 50th percentile of the market. For Mr. Castagna, the target STI opportunity is 80% of base salary. For all other executive officers, the target STI opportunity is 50% of base salary.

As a result of the Compensation Committee’s determination that the Company as a whole achieved 125.0% of its 2024 corporate goals, 125.0% of the aggregate target STI opportunity for all executive officers was made available for cash incentive awards to be paid in April 2025.

Long-Term Incentives

In order to provide a significant retention incentive and to ensure a strong link to the long-term interests of stockholders, we provide a portion of our total compensation in the form of LTI compensation, which is generally delivered as an equity award (typically restricted stock units). In 2024, all employees, including executive officers, were eligible to receive equity awards. Equity awards are granted under the 2018 Equity Incentive Plan, which is administered by the Compensation Committee pursuant to a delegation of concurrent authority by our Board of Directors. The awards are made at the discretion of the Compensation Committee, after taking into consideration grant guidelines that we have developed. In 2024, based on the benchmarks provided by our peer group, the Compensation Committee determined that our equity guidelines for executive officers had fallen below the median of our peer group. Accordingly, the annual long-term incentive awards for executive officers were revised to target $4.5 million (from 450% of base salary target used in the prior year) for the CEO and $1.25 million (an increase from the 200% of median base salary target used in the prior year) for all other executive officers. These revised targets correspond to approximately the 60th percentile of the competitive market, but they can be modified at the discretion of the Compensation Committee for a range of reasons, including but not limited to, company performance, individual employee performance, financial position of the company, number of shares available for grant under the equity incentive plan, the volatility of the stock price, and similar factors.

Our policy with regard to the timing of grants of equity compensation is to issue annual grants of equity awards in connection with a regularly scheduled quarterly meeting of the Compensation Committee. The timing of grant dates is not based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. All stock option awards are granted with an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on the date of the meeting at which such stock options were granted.

In May 2024, annual equity awards were delivered as grants of both performance-based and time-based restricted stock units. The total target amount of annual equity compensation (i.e., $4.5 million for the CEO; $1.25 million for each of the other executive officers) was converted into a number of shares using the then-current 20-day trailing average stock price and the resulting number was divided into two awards of restricted stock units. For clarity, the values of these grants for purposes of the Summary Compensation Table on page 34 and the Grants of Plan table on page 36 are calculated on the basis of a Monte Carlo simulation of the grant date fair market value.

Executive Officer	LTI Guideline	Performance-based Award	Time-based Award
Mr. Castagna	1,034,000 shares	569,000 RSUs	465,000 RSUs
Messrs. Blank, Prentiss, Singh, Thomson, Tross and Ms. Sabella	287,000 shares	158,000 RSUs	129,000 RSUs
Mr. Binder (1)	287,000 shares	0 RSUs	287,000 RSUs

(1)

Mr. Binder did not receive any performance-based restricted stock unit awards during the year ended December 31, 2024. Prior to the grant date, Mr. Binder had transitioned out of the role of Chief Financial Officer and announced his intention to retire later in 2024.

One award, representing approximately 45% of total annual equity incentive, was delivered as a time-based restricted stock unit that vests 25% annually, commencing in July 2025 and ending in July 2028. The other award, representing approximately 55% of the total annual equity incentive, was delivered as a performance stock unit that cliff-vests in July 2027. The number of shares delivered on the vesting date, as a percentage of the target number specified in the table above, will be determined by the percentile ranking of the Company’s total stockholder return (“TSR”) over a three-year measurement period from July 2024 until June 2027 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows:

•
<25th percentile = 0% of target
•
25th percentile = 50% of target
•
50th percentile = 100% of target
•
75th percentile = 200% of target
•
≥90th percentile = 300% of target

Payout values will be interpolated between the percentile rankings above.

As reflected in the Summary Compensation Table on page 34, executive officers who were awarded a performance-based stock unit in 2021 received a payout from such awards in May 2024. Based on the relative performance of the Company’s TSR over the measurement period (198%), each such executive officer received a number of shares that corresponded to 198% of target for such awards.

We believe that the use of relative TSR is an appropriate metric for LTI compensation whereas operational metrics, such as revenue growth, are better suited for STI. Putting a majority of the LTI at risk and tying the value of that compensation to stockholder returns over the same period aligns with our pay-for performance philosophy. At the same time, the inclusion of time-based awards within the LTI program encourages employee retention and fosters equity ownership, which are additional objectives of our compensation program.

Clawback Policy

All of our executive officers are subject to our Dodd-Frank Act-compliant clawback policy, which applies to all incentive-based compensation, including STI and LTI, that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, which are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures derived wholly or in part from such measures, including Company stock price and TSR. The policy provides that such incentive-based compensation is subject to recoupment for any material financial restatement, regardless of whether the executive is at fault and regardless of any fraud or willful misconduct. The policy applies to any incentive compensation received by an executive officer on or after October 2, 2023.

Stock Ownership Guidelines

Our executive officers are subject to our stock ownership guidelines, which require each such individual to hold a specified number of shares of our common stock calculated by dividing the dollar amount below by the current stock price:

Officer	Ownership Guideline
Chief Executive Officer	4 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents and Vice Presidents serving on the Executive Leadership Team	1 times base salary

For purposes of determining stock ownership, all common stock, shares held in retirement accounts, restricted stock units, restricted shares, options (regardless as to whether they are “underwater” or “in the money”) and performance awards are considered eligible. Both vested and unvested equity awards count as eligible. Each individual subject to the stock ownership guidelines has five years to reach the applicable guideline, beginning January 1, 2020 or when the individual is hired or promoted into the eligible role, whichever is later. Upon completion of the grace period, for anyone out of compliance with the guidelines, the Board or the Compensation Committee may restrict their sale of shares or may choose to deliver salary or STI payments in stock rather than cash until the guidelines are satisfied. All executive officers are currently in compliance with our stock ownership guidelines.

Other Benefits

We provide a competitive benefits package to all full-time employees, which includes health and welfare benefits, such as medical, dental, vision care, life insurance benefits, and a 401(k) savings plan (as described below). Executives, including the named executive officers, receive additional benefits, including executive medical reimbursement insurance, as well as additional short-term and long-term disability insurance.

We have no other structured perquisite benefits (e.g. automobile allowance, or financial planning services) for any executive officer, including the named executive officers, and we currently do not provide any deferred compensation programs or supplemental pensions to any executive officer, including the named executive officers.

401(k) Plan

Our employees, including our executive officers, are eligible to participate in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may elect to defer up to 100% of their eligible compensation into the plan on a pretax or after tax basis, up to annual limits prescribed by the Internal Revenue Code (the "Code"), with an annual match of up to 5% of the amount deferred, defined as a 50% match up to 10% eligible employee contribution, subject to the limitations of the Code.

Employee Stock Purchase Plan

In order to encourage stock ownership and provide greater incentives to contribute to our success at all levels, we provide all employees, including executive officers, the ability to purchase our common stock at a discount under our 2004 employee stock purchase plan (the “Purchase Plan”). The Purchase Plan is designed to comply with Section 423 of the Code and provides all employees with the opportunity to purchase up to $25,000 worth of our common stock (based on the undiscounted fair market value at the commencement of the offering period) each year at a purchase price that is the lower of 85% of the fair market value of the common stock on either the date of purchase or the commencement of the offering period. An employee may not purchase more than

5,000 shares of common stock on any purchase date. The executives’ rights under the Purchase Plan are identical to those of all other employees.

Severance Provisions

Currently, we have no severance agreements with our executive officers, except with Mr. Thomson. The terms of the agreement and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control.”

Change of Control Provisions

We have entered into change of control agreements with each of our executive officers in order to ensure that we have the continued dedication of these executives and in order to provide them with reasonable compensation and benefit arrangements in the event of termination of their employment following a change of control. We believe that it is imperative to diminish any distraction of our executives arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security, thereby allowing executives to focus on corporate objectives and strategy. The terms of these agreements and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control.”

Tax Considerations

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible, unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Summary Compensation Table

The following table shows for the three year period ended December 31, 2024 compensation awarded to, or earned by:

•
the individuals who served as our principal executive officer ("PEO") or principal financial officer for any portion of 2024;
•
our three most highly compensated executive officers in 2024, other than the individuals listed above, who were serving as executive officers during 2024 and as of December 31, 2024.

				Non-Equity
			Stock	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)		($)
Michael E. Castagna	2024	766,442	7,929,950	766,442	27,794	(5)	9,490,628
Chief Executive Officer	2023	701,546	5,536,550	808,181	21,837		7,068,114
	2022	623,358	2,646,400	571,619	63,681		3,905,058

Christopher B. Prentiss (6)	2024	300,769	2,662,470	187,981	201,632	(7)	3,352,852
Chief Financial Officer

Steven B. Binder (8)	2024	396,076	1,277,150	247,548	202,040	(9)	2,122,814
Former Chief Financial Officer	2023	482,750	1,480,800	347,580	23,949		2,335,079
	2022	464,877	936,500	304,494	30,833		1,736,704

Burkhard Blank	2024	449,646	2,201,450	281,029	26,164	(10)	2,958,289
EVP, Chief Medical Officer	2023	250,462	955,500	180,332	5,371		1,391,665

Lauren M. Sabella	2024	449,646	2,201,450	281,029	38,231	(11)	2,970,356
EVP, Chief Operating Officer	2023	321,539	1,347,588	231,508	5,654		1,906,289

David B. Thomson	2024	505,580	2,201,450	315,988	36,870	(12)	3,059,888
EVP, General Counsel and Secretary	2023	489,611	1,480,800	352,520	20,099		2,343,030
	2022	471,484	936,500	308,822	18,229		1,735,035

(1)	Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the Code.
(2)

Represents the aggregate grant date fair value of the restricted stock unit awards comprised of time-based and performance-based stock awards. Time-based restricted stock unit awards are valued based on the market price of the stock on the grant date.

Performance-based restricted stock unit awards are valued based on a Monte-Carlo simulation model. Those issued during the year ended December 31, 2024 had a grant date fair value of $10.30 per share and will vest on July 15, 2027. The fair value of the performance-based restricted stock unit awards was determined using a share price of $4.45, risk-free interest rate of 4.46%, volatility of 61%, and a dividend yield of 0%. The number of shares delivered on the vesting date is determined by the percentile ranking of TSR over the period from July 1, 2024 until June 30, 2027 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows: less than 25th percentile=0% of target, 25th percentile=50% of target, 50th percentile=100% of target, 75th percentile=200% of target, 90th percentile or higher=300% maximum. Payout values will be interpolated between these percentile rankings. The 300% maximum yields the following: Mr. Castagna, $7,596,150; Mr. Prentiss, $2,109,300; Dr. Blank, $2,109,300; Ms. Sabella, $2,109,300 and Mr. Thomson, $2,109,300. Mr. Binder did not receive any performance-based restricted stock unit awards during the year ended December 31, 2024.

(3)

Represents non-equity incentive plan compensation earned in the applicable year which is paid (or will be paid) in the following year. Non-equity incentive plan compensation is based on individual performance in the achievement of corporate objectives. Performance is compared to these objectives annually.

(4)

Amounts include employer contributions credited under our 401(k) Plan and the incremental cost of perquisites received by the named executive officers. Under the 401(k) Plan, which is open to substantially all of our employees, we make matching contributions based on each participant’s voluntary salary deferrals, subject to the provisions of the 401(k) Plan and limits of the Code.

(5)	Includes $11,500 in contributions under the 401(k) Plan, $14,439 in medical benefits and $1,855 in group term life insurance benefits.
(6)	On April 22, 2024, Mr. Prentiss was appointed as Chief Financial Officer.
(7)	Includes $191,609 in relocation benefits, $6,989 in contributions under the 401(k) Plan, $1,943 in medical benefits and $1,092 in group term life insurance benefits
(8)	On April 22, 2024, Mr. Binder retired as our Chief Financial Officer and was appointed as our Executive Vice President, Special Projects until he joined the Board effective September 30, 2024.
(9)

Includes $15,250 in contributions under the 401(k) Plan, $32,058 in medical benefits and $3,295 in group term life insurance benefits. Also includes $33,333 as a pro-rated cash retainer for his Board service and $118,104 which represents the grant date fair value of a restricted stock unit award that Mr. Binder received on November 18, 2024 as a pro-rated equity award made in connection with his Board appointment effective September 30, 2024.

(10)	Includes $15,250 in contributions under the 401(k) Plan, $7,664 in group term life insurance benefits and $3,250 in other stipend.
(11)	Includes $13,542 in contributions under the 401(k) Plan, $20,366 in medical benefits and $4,323 in group term life insurance benefits.
(12)	Includes $12,150 in contributions under the 401(k) Plan, $21,063 in medical benefits and $3,658 in group term life insurance benefits.

Grants of Plan-Based Awards

The following table summarizes the plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2024.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)
Michael E. Castagna	5/15/2024	(2)	—	—	—	284,500	569,000	1,707,000	—	5,860,700
	5/15/2024	(3)	—	—	—	—	—	—	465,000	2,069,250
			—	613,154	1,226,307	—	—	—	—	—
Christopher B. Prentiss	5/15/2024	(2)	—	—	—	79,000	158,000	474,000	—	1,627,400
	5/15/2024	(3)	—	—	—	—	—	—	129,000	574,050
	5/15/2024	(4)	—	—	—	—	—	—	103,600	461,020
			—	150,385	300,769	—	—	—	—	—
Steven B. Binder	5/15/2024	(3)	—	—	—	—	—	—	287,000	1,277,150
	11/18/2024	(5)	—	—	—	—	—	—	17,575	118,104
			—	198,038	396,076	—	—	—	—	—
Burkhard Blank	5/15/2024	(2)	—	—	—	79,000	158,000	474,000	—	1,627,400
	5/15/2024	(3)	—	—	—	—	—	—	129,000	574,050
			—	224,823	449,646	—	—	—	—	—
Lauren M. Sabella	5/15/2024	(2)	—	—	—	79,000	158,000	474,000	—	1,627,400
	5/15/2024	(3)	—	—	—	—	—	—	129,000	574,050
			—	224,823	449,646	—	—	—	—	—
David B. Thomson	5/15/2024	(2)	—	—	—	79,000	158,000	474,000	—	1,627,400
	5/15/2024	(3)	—	—	—	—	—	—	129,000	574,050
			—	252,790	505,580	—	—	—	—	—

(1)

Annual cash incentive awards under our STI plan are based on a percentage of base salary of 80% for Mr. Castagna and 50% for other NEOs. Actual payout of these awards is assessed by the Compensation Committee as a result of performance against defined corporate objectives. Estimates of these payouts are computed using the following percentages of meeting the corporate objectives: threshold = 0%, target = 100%, and maximum = 200%. The Compensation Committee assessed the achievement of corporate goals of 125.0% for the year ended December 31, 2024, resulting in the following amounts payable: Mr. Castagna, $766,442; Mr. Prentiss, $187,981; Mr. Binder, $247,548; Dr. Blank, $281,029; Ms. Sabella, $281,029; and Mr. Thomson, $315,988.

(2)

The restricted stock units will vest on July 15, 2027 subject to continuing service. The number of shares delivered on the vesting date is determined by the percentile ranking of the Company’s total stockholder return (TSR) over the period from July 1, 2024 until June 30, 2027 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows: less than 25th percentile=0% of target, 25th percentile=50% of target, 50th percentile=100% of target, 75th percentile=200% percent of target, 90th percentile or higher=300% maximum. The grant date fair value is based on a Monte-Carlo simulation model.

(3)

The restricted stock units will vest 25% on each one year anniversary of the vesting commencement date of July 15, 2024 until fully vested on the fourth anniversary of the vesting commencement date, subject to continuing service. The grant date fair value is based on the market price of the stock on the grant date.

(4)

The restricted stock units will vest 33% on April 22, 2026 and each anniversary until fully vested on the fourth anniversary of the vesting commencement date of April 22, 2024, subject to continuing service. The grant date fair value is based on the market price of the stock on the grant date.

(5)

The restricted stock units vested immediately upon the grant of a pro-rated restricted stock unit award granted to Mr. Binder upon his appointment to the Board. The shares subject to such award shall not be delivered until there is a separation of service, such as through resignation or retirement from the Board or death.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2024 granted to each of our named executive officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(21)
Michael E. Castagna	65,840	(1)	—	—		4.55	5/19/2026	—		—	—		—
	150,000	(2)	—	50,000	(2)	4.55	5/19/2026	—		—	—		—
	112,575	(3)	—	37,525	(3)	1.42	5/25/2027	—		—	—		—
	173,250	(4)	—	57,750	(4)	1.52	5/29/2027	—		—	—		—
	191,000	(5)	—	—		1.52	5/29/2027	—		—	—		—
	534,000	(6)	—	—		1.91	5/16/2028	—		—	—		—
	584,000	(7)	—	—		1.32	5/14/2029	—		—	—		—
	—		—	—		—	—	47,523	(8)	305,573	311,000	(9)	1,999,730
	—		—	—		—	—	127,000	(10)	816,610	422,000	(11)	2,713,460
	—		—	—		—	—	258,750	(12)	1,663,763	569,000	(13)	3,658,670
	—		—	—		—	—	465,000	(14)	2,989,950	—		—
Christopher B. Prentiss	—		—	—		—	—	103,600	(15)	666,148	158,000	(13)	1,015,940
	—		—	—		—	—	129,000	(14)	829,470	—		—
Steven B. Binder	—		—	45,025	(16)	—	—	—		—	—		—
	214,000	(6)	—	—		1.91	5/16/2028	—		—	—		—
	234,000	(7)	—	—		1.32	5/14/2029	—		—	—		—
	—		—	—		—	—	17,268	(8)	111,033	110,000	(9)	707,300
	—		—	—		—	—	45,000	(10)	289,350	113,000	(11)	726,590
	—		—	—		—	—	69,000	(12)	443,670	—		—
	—		—	—		—	—	287,000	(14)	1,845,410	—		—
	—		—	—		—	—	17,575	(17)	113,007	—		—
Burkhard Blank	—		—	—		—	—	157,500	(18)	1,012,725	158,000	(13)	1,015,940
	—		—	—		—	—	129,000	(14)	829,470	—		—
Lauren M. Sabella	—		—	—		—	—	157,500	(19)	1,012,725	28,000	(11)	180,040
	—		—	—		—	—	17,437	(12)	112,120	158,000	(13)	1,015,940
	—		—	—		—	—	129,000	(14)	829,470	—		—
David B. Thomson	14,460	(20)	—	—		19.55	8/27/2025	—		—	—		—
	87,780	(21)	—	—		4.60	2/18/2026	—		—	—		—
	60,000	(2)	—	20,000	(2)	4.55	5/19/2026	—		—	—		—
	112,575	(3)	—	37,525	(3)	1.42	5/25/2027	—		—	—		—
	214,000	(6)	—	—		1.91	5/16/2028	—		—	—		—
	234,000	(7)	—	—		1.32	5/14/2029	—		—	—		—
	—		—	—		—	—	17,353	(8)	111,580	110,000	(9)	707,300
	—		—	—		—	—	45,000	(10)	289,350	113,000	(11)	726,590
	—		—	—		—	—	69,000	(12)	443,670	158,000	(13)	1,015,940
	—		—	—		—	—	129,000	(14)	829,470	—		—

(1)

25% vesting on the first anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 19, 2016.

(2)	Performance based non-qualified option grant on May 19, 2016, which shall vest upon the achievement of certain corporate objectives.
(3)	Performance based non-qualified option grant on May 25, 2017, which shall vest upon the achievement of certain corporate objectives.
(4)	Performance based non-qualified option grant on May 29, 2017, which shall vest upon the achievement of certain corporate objectives.
(5)

25% vesting on the first anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 29, 2017.

(6)

25% vesting on the first anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 16, 2018.

(7)

25% vesting on the first anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 14, 2019.

(8)

Restricted Stock Unit Award: 25% vest on each anniversary of the vesting commencement date; shares shall fully vest on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 18, 2021.

(9)

Performance Restricted Stock Unit: vest on May 10, 2025 provided that the closing price of the Company’s common stock on such vesting date is not less than the closing price on May 10, 2022. The number of shares delivered on the vesting date is determined by the percentile ranking of MannKind total stockholder return (TSR) over the period from May 10, 2022 until May 10, 2025 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows: less than 25th percentile=0% of target, 25th percentile=50% of target, 50th percentile=100% of target, 75th percentile=200% percent of target, 90th percentile or higher=300% maximum.

(10)

Restricted Stock Unit Award: 25% vest on each anniversary of the vesting commencement date; shares shall fully vest on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 10, 2022.

(11)

Performance Restricted Stock Unit: vest on July 15, 2026 provided that the closing price of the Company’s common stock on June 30, 2026 is not less than the closing price on July 1, 2023. The number of shares delivered on the vesting date is determined by the percentile ranking of MannKind total stockholder return (TSR) over the period from July 1, 2023 until June 30, 2026 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows: less than 25th percentile=0% of target, 25th percentile=50% of target, 50th percentile=100% of target, 75th percentile=200% percent of target, 90th percentile or higher=300% maximum.

(12)

Restricted Stock Unit Award: 25% vest on each anniversary of the vesting commencement date; shares shall fully vest on the fourth anniversary of the vesting commencement date. The vesting commencement date is July 15, 2023.

(13)

Performance Restricted Stock Unit: vest on July 15, 2027. The number of shares delivered on the vesting date is determined by the percentile ranking of MannKind total stockholder return (TSR) over the period from July 1, 2024 until June 30, 2027 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows: less than 25th percentile=0% of target, 25th percentile=50% of target, 50th percentile=100% of target, 75th percentile=200% percent of target, 90th percentile or higher=300% maximum.

(14)

Restricted Stock Unit Award: 25% vest on each anniversary of the vesting commencement date until fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is July 15, 2024.

(15)

Restricted Stock Unit Award: 33% vest on April 22, 2026 and an additional 33% vest on each anniversary until fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is April 22, 2024.

(16)	Performance based non-qualified option grant on August 24, 2017, which shall vest upon the achievement of certain corporate objectives.
(17)

Restricted Stock Unit Award: Granted upon appointment to the Board effective September 30, 2024. 100% vest immediately, but the shares subject to such award shall not be delivered until there is a separation of service, such as through resignation or retirement from the Board or death. The vesting commencement date is November 18, 2024.

(18)

Restricted Stock Unit Award: 25% vest on each anniversary of the vesting commencement date until fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 25, 2023.

(19)

Restricted Stock Unit Award: 25% vest on each anniversary of the vesting commencement date until fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is March 27, 2023.

(20)

25% vesting on the first anniversary of the vesting commencement date and 1/48th per month thereafter until fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is August 27, 2015.

(21)

25% vesting on the first anniversary of the vesting commencement date and 1/48th per month thereafter until fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is February 18, 2016.

(22)

Market or payout value of unearned or unvested EIP Awards was computed using the closing price of our common stock of $6.43 on December 31, 2024 multiplied by the number of unearned or unvested EIP Awards at December 31, 2024.

Option Exercises and Stock Vested

The following table contains information relating to the exercise of stock option awards and vesting of stock unit awards by the named executive officers during the fiscal year ended December 31, 2024.

	Option Awards (1)		Stock Awards (2)
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Michael E. Castagna	—	—	525,523		3,599,326
Christopher B. Prentiss	—	—	—		—
Steven B. Binder	135,075	722,651	200,344	(3)	1,249,103
Burkhard Blank	—	—	52,500		250,950
Lauren M. Sabella	—	—	58,313		276,965
David B. Thomson	—	—	182,853		1,249,488

(1)	Shares acquired on the exercise of performance-based non-qualified option awards during the one-year period.
(2)	Shares acquired on vesting represent restricted stock unit awards that vested during the one-year period.
(3)

Includes 17,575 shares that vested immediately upon the grant of a pro-rated restricted stock unit award granted to Mr. Binder upon his appointment to the Board. The shares subject to such award shall not be delivered until there is a separation of service, such as through resignation or retirement from the Board or death.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Michael Castagna, our Chief Executive Officer.

In calculating the annual total compensation, we used the actual base salary in 2024, the actual cash short-term incentive compensation paid in 2025 for performance in 2024, the grant date fair value of the equity awards granted in 2024, and the value of all other compensation, contributions under the 401(k) plan and medical benefits. We identified the median employee by examining the 2024 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2024. We included all employees, as all our employees are U.S.-based.

The annual total compensation for 2024 was $176,105 for our median employee and $9,490,628 for Mr. Castagna. The resulting ratio of our CEO’s pay to the pay of our median employee for 2024 is approximately 54 to 1.

Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer (“NEO”) pay. For additional information about our pay-for-performance philosophy and how we align executive compensation with Company performance, refer to the Compensation Discussion and Analysis beginning on page 27.

Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:(4)
Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	NASDAQ Biotechnology Index Total Shareholder Return ($)	Net Income (Loss) (thousands) ($)(5)	Total Revenue (thousands) ($)(6)
2024	9,490,628	22,841,604	2,892,840	5,529,410	498.45	118.20	27,588	285,504
2023	7,068,114	96,764	2,201,163	351,865	282.17	118.87	(11,938)	198,962
2022	3,905,058	9,653,678	1,481,321	2,201,087	408.53	113.65	(87,400)	99,770
2021	4,030,833	7,317,812	1,730,384	3,037,694	338.76	126.45	(80,926)	75,442
2020	3,563,295	7,424,884	1,613,615	3,137,880	242.64	126.42	(57,240)	65,144

(1)	The following individuals are our PEO and other non-PEO NEOs for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Michael E. Castagna	Christopher B. Prentiss, Steven B. Binder, Burkhard Blank, Lauren M. Sabella, and David B. Thomson
2023	Michael E. Castagna	Steven B. Binder, Lauren M. Sabella, David B. Thomson, and Stuart A. Tross
2022	Michael E. Castagna	Steven B. Binder, Alejandro Galindo, Joseph Kocinsky, Sanjay Singh, David B. Thomson, and Stuart A. Tross
2021	Michael E. Castagna	Steven B. Binder, Joseph Kocinsky, David B. Thomson, and Stuart A. Tross
2020	Michael E. Castagna	Steven B. Binder, Joseph Kocinsky, David B. Thomson, and Stuart A. Tross

(2)

The dollar amounts reported in column (b) and (d) are the amounts of total compensation reported for Mr. Castagna (our Chief Executive Officer and PEO) and the average total compensation for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(3)

The dollar amounts reported in column (c) and (e) represent the amount of CAP to Mr. Castagna and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the CAP for the year ended December 31, 2024:

	PEO ($)	Average Non-PEO NEOs ($)
Summary Compensation Table Total	9,490,628	2,892,840
Deduct: Grant Date Fair Value of "Stock Awards” Column in the Summary Compensation Table for Applicable FY	(7,929,950)	(2,108,794)
Add: Fair Value at Applicable FY End of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End (7)	11,729,781	3,107,390
Add: Change in Fair Value of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End (7)	7,754,489	1,302,263
Add: Vesting Date Fair Value of Awards Granted during Applicable FY that Vested During Applicable FY	—	23,621
Add: Vesting Date Fair Value of Awards Granted during Prior FY that Vested During Applicable FY	1,796,656	312,090
Deduct: Fair Value at Prior Year End of Awards Granted during Prior FY that were Forfeited during Applicable FY	—	—
Add: Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
CAP	22,841,604	5,529,410

(4)

The amounts reflect the cumulative total shareholder return of our common stock (column (f)) and the NASDAQ Biotechnology Index (column (g)) at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2019, and reinvestment of dividends, if any.

(5)	The dollar amounts reported in column (h) represent the net income (loss) as reported in the Company’s audited financial statements for the applicable year.
(6)	As required by Item 402(v) of Regulation S-K, we have determined that Total Revenue is the Company-Selected Measure.
(7)

The fair values of PSUs and stock options vested during the fiscal year or outstanding as of fiscal year end were estimated using the Monte Carlo simulation model and Black-Scholes option valuation model, respectively. The following valuation assumptions used to calculate the fair values of these awards differed materially from the assumptions used to value the awards on their respective grant dates:

Assumptions	PSUs	Stock Options
Term (years)	0.36 — 2.49	1.00 — 2.00
Correlation Coefficient — MannKind	0.25 — 0.43	—
Correlation Coefficient — Peer Average	0.27 — 0.32	—
Correlation Coefficient — Peer Median	0.27 — 0.33	—
Beginning Average Stock Price	$2.95—$5.09	—
Valuation Date Stock Price	$6.43	$6.43
Initial TSR	26.33% — 117.97%	—
Risk-Free Rate	4.16% — 4.26%	—
Volatility — MannKind	39.05% — 51.34%	57.46%
Volatility — Peer Average	66.98% — 73.92%	—
Volatility — Peer Median	59.77% — 72.12%	—
Exercise Price	—	$1.42 — $4.55

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the NASDAQ Biotechnology Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and does not represent the compensation actually earned by or paid to our NEOs during the applicable years.

Compensation Actually Paid vs Total Shareholder Return
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0
Compensation Actually Paid
$600
$525
$450
$375
$300
$225
$150
$75
$0
Cumulative TSR
(value of initial $100 investment)
2020
2021
2022
2023
2024
PEO CAP
Average CAP for Non-PEO NEOs
MannKind Corporation TSR
NASDAQ Biotechnology Index TSR

CAP vs Cumulative TSR

Compensation Actually Paid vs Net Income

Compensation Actually Paid vs Net Income
Compensation Actually Paid
Net Income (millions)
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0
$80
$50
$20
-$10
-$40
-$70
-$100
-$130
-$160
2020
2021
2022
2023
2024
PEO CAP
Average CAP for Non-PEO NEOs
MannKind Corporation Net Income

CAP vs Total Revenue

Compensation Actually Paid vs Total Revenue
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$0
Compensation Actually Paid
$320
$280
$240
$200
$160
$120
$80
$40
$0
Total Revenue (millions)
2020
2021
2022
2023
2024
PEO CAP
Average CAP for Non-PEO NEOs
MannKind Corporation Total Revenue

The most important financial and non-financial performance measures used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year to the company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 27.

•
Total revenue;
•
Total shareholder return;
•
Deliver on Tyvaso DPI production;
•
Drive endocrinology business; and
•
Advance pipeline opportunities.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We have not granted stock options, stock appreciation rights, or similar instruments with option-like features for many years and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Potential Payments upon Termination or Change of Control

Estimated Potential Payments

We have entered into a severance agreement with Mr. Thomson and change of control agreements with each named executive officer. The table below sets forth the estimated current value of payments and benefits to each of the named executive officers upon certain terminations or upon certain terminations in connection with a change of control, as described following the table below. The amounts shown assume that the triggering event occurred on December 31, 2024 and do not include other benefits earned during the term of the named executive officer’s employment that are available to all salaried employees, such as accrued vacation and benefits paid by insurance providers under life and disability policies.

		Triggering Event
		Termination ($)	Change in Control ($)(1)
Michael E. Castagna	Salary continuation and annual STI consideration	—	2,998,313
	Continuing health and welfare benefits (2)	—	52,793
	Value of accelerated unvested equity awards (3)(4)	—	25,782,553
	Total	—	28,833,659

Christopher B. Prentiss	Salary continuation and annual STI consideration	—	1,285,891
	Continuing health and welfare benefits (2)	—	51,794
	Value of accelerated unvested equity awards (3)(5)	—	3,801,802
	Total	—	5,139,487

Steven B. Binder	Salary continuation and annual STI consideration	—	—
	Continuing health and welfare benefits	—	—
	Value of accelerated unvested equity awards	—	—
	Total (6)	—	—

Burkhard Blank	Salary continuation and annual STI consideration	—	1,394,976
	Continuing health and welfare benefits (2)	—	16,961
	Value of accelerated unvested equity awards (3)(7)	—	4,148,379
	Total	—	5,560,316

Lauren M. Sabella	Salary continuation and annual STI consideration	—	1,398,752
	Continuing health and welfare benefits (2)	—	37,150
	Value of accelerated unvested equity awards (3)(8)	—	4,708,798
	Total	—	6,144,700

David B. Thomson	Salary continuation and annual STI consideration	1,406,129	1,569,017
	Continuing health and welfare benefits (2)	53,198	53,198
	Value of accelerated unvested equity awards (3)(9)	—	7,564,050
	Total	1,459,327	9,186,265

(1)

Represents estimated current value of payments and benefits payable upon termination without cause or resignation for good reason following a change of control. The terms of change of control agreements with our named executive officers are detailed under the heading “Change of Control Provisions.”

(2)

Represents the estimated cost of providing or paying for continuing medical and dental coverage for 18 months. The amounts for medical and dental insurance coverage are based on rates charged to our employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA.

(3)

Per SEC rules, the intrinsic value of accelerated unvested stock options was calculated using the closing price of our common stock of $6.43 on December 31, 2024. The intrinsic value is the aggregate spread between $6.43 and the exercise price of the accelerated options, if less than $6.43. Accelerated options with exercise prices equal to or greater than $6.43 have no intrinsic value. The full value awards are valued at the December 31, 2024 closing price of our common stock.
(4)

Includes the value of 145,275 unvested stock options, 898,273 shares subject to unvested restricted stock units and 3,023,500 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 219%, 249% and 227% for awards issued in 2022, 2023 and 2024, respectively.

(5)

Includes the value of 232,600 shares subject to unvested restricted stock units and 358,660 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 219%, 249% and 227% for awards issued in 2022, 2023 and 2024, respectively.

(6)

On April 22, 2024, Mr. Binder retired as our Chief Financial Officer and was appointed as our Executive Vice President, Special Projects until he joined the Board effective September 30, 2024. As a result, his change of control agreement with us was terminated and he was not entitled to any benefits thereunder as of December 31, 2024.

(7)

Includes the value of 286,500 shares subject to unvested restricted stock units and 358,660 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 219%, 249% and 227% for awards issued in 2022, 2023 and 2024, respectively.

(8)

Includes the value of 303,937 shares subject to unvested restricted stock units and 428,380 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 219%, 249% and 227% for awards issued in 2022, 2023 and 2024, respectively.

(9)

Includes the value of 57,525 unvested stock options, 260,353 shares subject to unvested restricted stock units and 880,930 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 219%, 249% and 227% for awards issued in 2022, 2023 and 2024, respectively.

Executive Severance Agreements

In October 2007, we entered into an executive severance agreement with Mr. Thomson. This agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

The agreement provides that Mr. Thomson is an “at will” employee and that his employment with us may be terminated at any time by him or by us. Under the agreement, in the event we terminate Mr. Thomson’s employment without cause (as defined below) or he terminates his employment with us for good reason (as defined below), then he is generally entitled to receive the following:

•
the portion of his annual base salary earned through the termination date that was not paid prior to his termination, if any;
•
any compensation previously deferred by him and any accrued paid time-off to which he is entitled under our policy;
•
in the event he met the performance criteria for earning an annual bonus prior to his termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;
•
in the event that he did not meet the performance criteria for earning an annual bonus prior to his termination, but the Board determines that all such criteria could have been satisfied if he remained employed for the full fiscal year, then a portion of his average annual bonus for the three years prior to his termination, based on the number of days worked during the year;
•
on the condition he executes and does not revoke a general release and settlement agreement, or release, in favor of us, then he will become entitled to receive:
•
his annual base salary on the date of termination for a period of 18 months following his termination, subject to certain limitations;
•
an amount equal to the average annual bonus received by him for the three years prior to his termination (or the prior period up to three years during which he was one of our executive officers and received a bonus); and
•
health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his termination or until he qualifies for related benefits from another employer.

In addition, the executive severance agreement provides that, on the condition that Mr. Thomson executes and does not revoke a release, each vested stock option held by him on the date of termination will be exercisable for a period ending on the earlier of 18 months following that date or the end of the original term of the option.

Under his agreement, Mr. Thomson may be terminated for cause if he, among other things:

•
refuses to carry out or satisfactorily perform any of his lawful duties or any lawful instruction of our Board of Directors or senior management;
•
violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;
•
is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;
•
engages in any act that materially compromises his reputation or ability to represent us with investors, customers or the public; or
•
reaches a mandatory retirement age established by us.

Under Mr. Thomson’s agreement, good reason includes, among other things:

•
a material reduction of his annual base salary to a level below his salary as of October 10, 2007;
•
a material diminution in his position, authority, duties or responsibilities with us, subject to certain limitations;
•
an order by us to relocate him to an office located more than 50 miles from his current residence and worksite
•
any non-renewal of the executive severance agreement by us, on the condition that he may terminate the agreement for good reason only during the 30-day period after he receives notice from us that we intend to terminate the agreement; and
•
any material violation of the executive severance agreement by us.

Under Mr. Thomson’s agreement, he must inform us if he intends to terminate his agreement for good reason. We have 30 days from the date we receive notice of his intent to terminate the agreement for good reason to cure the default.

Change of Control Agreements

Starting in April 2017, we entered into change of control agreements with each named executive officer. Each agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

Under the agreements, a change of control will be deemed to occur upon:

•
any transaction that results in a person or group acquiring beneficial ownership of 50% or more of our voting stock, other than us or one of our employee benefit plans;
•
any merger, consolidation or reorganization of us in which our stockholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity following the transaction, subject to certain limitations;
•
any transaction in which we sell all or substantially all of our assets, subject to certain limitations;
•
our liquidation; or
•
any reorganization of our Board of Directors in which our incumbent directors (as defined in the agreements) cease for any reason to constitute a majority of the members of our Board.

The agreements provide that in the event of a change of control, the employee is generally entitled to maintain the same position, authority and responsibilities held before the change of control, as well as the following compensation and benefits during the period ending on the earlier of two years following the change of control or the termination of his or her employment with us:

•
his or her annual base salary in an amount equal or greater to his or her annual salary as of the date the change of control occurs;
•
an annual bonus in an amount equal to the average annual bonus received by him or her for the three years prior to his or her termination (or the prior period up to three years during which he was one of our executive officers and received a bonus);
•
medical, dental and other insurance, and any other benefits we may offer to our executives; and prompt reimbursement for all reasonable employment expenses incurred by him or her in accordance with our policies and procedures.

Under the change of control agreements, we may terminate an executive with or without cause (as defined below) and the executive may terminate his or her employment with us for good reason (as defined below) or any reason at any time during the two-year period following a change of control. In the event we terminate an executive without cause or an executive terminates his or her employment with us for good reason, he or she is generally entitled to receive the following:

•
the portion of his or her annual base salary earned through the termination date that was not paid prior to his termination, if any;
•
any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy;
•
in the event the employee met the performance criteria for earning an annual bonus prior to his or her termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;
•
in the event that the employee did not meet the performance criteria for earning an annual bonus prior to his or her termination, but the Board determines that all such criteria could have been satisfied if the employee remained employed for the full fiscal year, then a portion of his or her average annual bonus for the three years prior to his or her termination, based on the number of days worked during the year; and
•
on the condition the employee executes and does not revoke a release, then the employee will become entitled to received:
•
continuation of the employee’s annual base salary on the date of termination for a period of 18 months following his or her termination, subject to certain limitations;
•
an amount equal to 150% of his or her average annual bonus received by the employee for the three years prior to his or her termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus); and
•
health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his or her termination or until he qualifies for related benefits from another employer.

In addition, the agreements provide that, on the condition the employee executes and does not revoke a release, each equity award held by him or her as of the termination date will become fully vested and exercisable at any point during the term of the option, subject to certain limitations.

Under the agreements, in the event we terminate an employee with cause or an employee terminates his or her employment with us without good reason, his or her agreement will terminate without any further obligation to either party.

The change of control agreements provide that an employee may be terminated for cause if he or she, among other things:

•
refuses to carry out or satisfactorily perform any of his or her lawful duties or any lawful instruction of our Board of Directors or senior management;
•
violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;
•
is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;
•
engages in any act that materially compromises his reputation or ability to represent us with investors, customers or the public; or
•
reaches a mandatory retirement age established by us before a change of control occurs.

Under the agreements, good reason includes, among other things:

•
a material diminution in the employee’s position, authority, duties or responsibilities with us;
•
an order by us to relocate the employee to an office located more than 50 miles from the employee’s current residence and worksite;
•
any non-renewal of the change of control agreement by us, on the condition that the employee may terminate the agreement for good reason only during the 30-day period after he receives notice from us that we intend to terminate the agreement; and
•
any material violation of the change of control agreement by us.

Under the change of control agreements, an employee must inform us if he or she intends to terminate his or her agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

The executive severance agreements and the change of control agreements with Mr. Thomson provide that in the event such executive becomes entitled to benefits under both agreements, compensation payments and other benefits will be coordinated to ensure the executive is entitled to receive the benefits described above without duplicating coverage.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#)(c )
Equity compensation plans approved by security holders	7,271,966	2.12	23,931,600	(1)
Equity compensation plans not approved by security holders (2)	—	—	—

(1)

Includes 21,533,033 shares available for issuance under the EIP and 2,398,567 shares available for purchase under our Employee Stock Purchase Plan. The amount of shares available for issuance under the EIP was determined with a share delivery assumption of 219%, 249% and 227% for performance restricted stock units issued in 2022, 2023 and 2024, respectively.

(2)	As of December 31, 2024, we did not have any equity compensation plans that were not approved by our security holders.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation Committee
Anthony Hooper	Compensation Committee Chair
Sabrina Kay	Compensation Committee Member
James S. Shannon	Compensation Committee Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 20, 2025 by: (i) each person, entity or group known to the Company to be the beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table, who we refer to as the named executive officers; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 303,855,633 shares outstanding on March 20, 2025, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 19, 2025, which is 60 days after March 20, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person or entity listed in the table is c/o MannKind Corporation, 1 Casper Street, Danbury, Connecticut 06810.

	Beneficial Ownership
Identity of Owner or Group	Number of Shares	Percent of Total
Greater than 5% Stockholders
BlackRock, Inc. (1)	22,297,032	7.3%
Vanguard Group (2)	15,248,608	5.0%
Named Executive Officers and Directors
Michael Castagna (3)	3,318,251	1.1%
Christopher B. Prentiss (4)	—	*
Burkhard Blank	194,254	*
Lauren Sabella (5)	122,819	*
David Thomson (6)	1,332,158	*
Steven B. Binder (7)	1,144,526	*
Ronald Consiglio (8)	155,309	*
Michael Friedman (9)	65,346	*
Jennifer Grancio	110,701	*
Anthony Hooper	176,153	*
Sabrina Kay	107,033	*
Christine Mundkur	27,675	*
James S. Shannon (10)	68,963	*
All current executive officers and directors as a group (16 persons) (11)	8,337,915	2.7%

*	Less than 1%.

(1)

Based solely on information contained in Schedule 13G/A as filed with the SEC on January 25, 2024 by BlackRock, Inc. ("BlackRock"). According to the Schedule 13G/A, BlackRock has sole voting power with respect to 21,935,909 shares and sole dispositive power with respect to 22,297,032 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(2)

Based solely on information contained in Schedule 13G/A as filed with the SEC on February 13, 2024 by Vanguard Group ("Vanguard"). According to the Schedule 13G/A, Vanguard has shared voting power with respect to 420,635 shares, sole dispositive power with respect to 14,578,177 shares and shared dispositive power with respect to 670,431 shares. The address is Vanguard is 100 Vanguard Blvd., Malver, PA 19355.

(3)

Includes (i) 1,085,563 shares of common stock, (ii) 1,810,665 shares of common stock issuable upon the exercise of vested stock options, (iii) 111,023 shares to be issued pursuant to the vesting of time-based restricted stock units and (iv) 311,000 shares to be issued pursuant to a share delivery assumption of 100% for performance-based restricted stock units within 60 days of March 20, 2025.

(4)	On April 22, 2024, Mr. Prentiss was appointed as Chief Financial Officer.
(5)	Includes (i) 70,319 shares of common stock and (ii) 52,500 shares to be issued pursuant to the vesting of time-based restricted stock units within 60 days of March 20, 2025.
(6)

Includes (i) 459,490 shares of common stock, (ii) 722,815 shares of common stock issuable upon the exercise of vested stock options, (iii) 39,853 shares to be issued pursuant to the vesting of restricted stock units and (iv) 110,000 shares to be issued pursuant to a share delivery assumption of 100% for performance-based restricted stock units within 60 days of March 20, 2025.

(7)

Includes (i) 546,758 shares of common stock, (ii) 448,000 shares of common stock issuable upon the exercise of vested stock options, (iii) 39,768 shares to be issued pursuant to the vesting of time-based restricted stock units and (iv) 110,000 shares to be issued pursuant to a share delivery assumption of 100% for performance-based restricted stock units within 60 days of March 20, 2025.

(8)	Includes (i) 118,428 shares of common stock and (ii) 36,881 shares of common stock issuable upon the exercise of vested stock options.
(9)	Includes (i) 14,946 shares of common stock and (ii) 50,400 shares of common stock issuable upon the exercise of vested stock options.
(10)	Includes (i) 24,458 shares of common stock and (ii) 44,505 shares of common stock issuable upon the exercise of vested stock options.
(11)

Includes the shares beneficially owned by the NEOs and directors listed above plus two additional executive officers who beneficially owned 1,514,727 shares, including (i) 692,616 shares of common stock, (ii) 672,432 shares of common stock issuable upon the exercise of vested stock options, (iii) 39,679 shares to be issued pursuant to the vesting of restricted stock units and (iv) 110,000 shares to be issued pursuant to a share delivery assumption of 100% for performance-based restricted stock units within 60 days of March 20, 2025.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MannKind stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, direct your written request to MannKind Corporation, Investor Relations, 1 Casper Street, Danbury, Connecticut 06810 or contact David Thomson at (818) 661-5000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, FILED WITH THE SEC ON FEBRUARY 26, 2025, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MANNKIND CORPORATION, INVESTOR RELATIONS, 1 Casper Street, Danbury, Connecticut 06810.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David B. Thomson
Executive Vice President, General Counsel and Secretary

Danbury, Connecticut
April 1, 2025

Logo 1 CASPER STREET DANBURY, CT 06810 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MNKD2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 13, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V65708-P28028 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MANNKIND CORPORATION For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. To elect the nine nominees named herein as directors to serve for the ensuing year and until their successors are elected; Nominees: 01) James S. Shannon, M.D., MRCP (UK) 02) Michael E. Castagna, Pharm.D. 03) Steven B. Binder 04) Ronald J. Consiglio 05) Michael A. Friedman, M.D. 06) Jennifer Grancio 07) Anthony Hooper 08) Sabrina Kay, Ed.D. 09) Christine Mundkur The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting 3. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2025; and 4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. V65709-P28028 MANNKIND CORPORATION Annual Meeting of Stockholders May 14, 2025 9:30 AM PDT This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) David B. Thomson and Maria Robles, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and vote, as provided on the reverse side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the MannKind Corporation to be held May 14, 2025 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. Continued and to be signed on reverse side